LPL HOLDINGS, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

$550 MILLION

10.75% SENIOR SUBORDINATED NOTES DUE 2015

INDENTURE

Dated as of December 28, 2005

Wells Fargo Bank, N.A.

Trustee

i

INDENTURE dated as of December 28, 2005 between LPL Holdings, Inc., a Massachusetts corporation (the “Issuer”), Holdings (as defined herein), Initial Guarantors listed in clauses (a) through (d) of the definition of Guarantors, as guarantors (each an “Initial Guarantor”) and Wells Fargo Bank, N.A., as trustee (“Trustee”).

The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 10.75% Senior Subordinated Notes due 2015 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01   Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit Al hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acceptable Commitment” has the meaning ascribed to it in Section 4.10(b).

“Acquired Indebtedness” means, with respect to any specified Person,

(a)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(b)           Indebtedness secured by a Lien encumbering any asset at the time such asset is acquired by such specified Person.

“Acquisition” means the acquisition by affiliates of the Sponsors of the Company pursuant to the Transaction Agreement, pursuant to which AcquisitionCo is being merged with and into the Company, with the Company as the surviving corporation of such merger.

“AcquisitionCo” means BD Acquisition Inc., a Massachusetts corporation and a Wholly-Owned Subsidiary of Holdings.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Aggregate Customer Debits” shall have the meaning set forth in Rule 15(c)3-3 of the Exchange Act.

“Applicable Premium” means, with respect to any Note on any Redemption Date: (a) the present value at such Redemption Date of (i) the redemption price of the Note as of the fifth anniversary of the Issue Date (such redemption price being set forth in the table appearing in Section 3.07 hereof), plus (ii) all required interest payments due on the Note through the fifth anniversary of the Issue Date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate (applied semi-annually) equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of the Note, if greater; provided that in no event shall the Applicable Premium shall be less than “0”. Determinations required to be made hereunder shall be made by the Issuer in good faith.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means

(a)           the sale, conveyance, transfer, assignment, lease (other than operating leases entered into in the ordinary course of business) or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”); and

(b)           the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09 hereof), whether in a single transaction or a series of related transactions, in each case, other than:

(1)                                  a disposition of cash or Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment, vehicles or other similar assets in the ordinary course of business or inventory or goods held for sale in the ordinary course of business;

(2)                                  the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions of Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;

(3)                                  the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof;

(4)                                  any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $10.0 million;

(5)                                  any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to an Unlimited Restricted Subsidiary;

(6)                                  any disposition of property or assets by the Issuer or an Unlimited Restricted Subsidiary to a Limited Restricted Subsidiary so long as (x) such disposition is made in the ordinary course of business of the Issuer and its Restricted Subsidiaries consistent with past practices or (y) at the time and after giving effect to such disposition, the Leverage Ratio of the Issuer and its Restricted Subsidiaries is less than 4.5 to l.0;

(7)                                  to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any “boot” thereon) for use in a Similar Business;

(8)                                  the lease, assignment or sub lease of any real or personal property in the ordinary course of business;

(9)                                  foreclosures on assets;

(10)                            any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including, without limitation, any sale leaseback transaction and asset securitization permitted by this Indenture;

(11)                            any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(12)                            sales of accounts receivable, or participations therein;

(13)                            sales of Investments in “seed investment portfolios”; and

(14)                            the unwinding of any Hedging Obligations.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capitalized Lease Obligations”.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(a)           with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such board,

(b)           with respect to a partnership, the Board of Directors of the general partner of the partnership,

(c)           with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof, and

(d)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer Capital Requirement” means the greater of (a) $40,000,000 and (b) 15% of Aggregate Customer Debits.

“Broker-Dealer Regulated Subsidiary” means any Subsidiary that is registered as a broker-dealer under the Exchange Act or any other applicable law requiring such registration.

“Broker-Dealer Required Cash” means the greater of (a) the difference of (i) all cash and cash equivalents (including Segregated Cash) on the balance sheet of the Broker-Dealer Regulated Subsidiary and (ii) Broker-Dealer Surplus Capital of the Broker-Dealer Regulated Subsidiary and (b) Calculated Segregated Cash.

“Broker-Dealer Restricted Subsidiary” means a Restricted Subsidiary of the Issuer that is a Broker-Dealer Regulated Subsidiary.

“Broker-Dealer Surplus Capital” means the difference of (a) the Net Capital (as defined in Rule 15(c)3-1 of the Exchange Act) of the Broker-Dealer Regulated Subsidiary and (b) the Broker-Dealer Capital Requirement.

“Business Day” means any day other than a Legal Holiday.

“Calculated Segregated Cash” means all cash and qualified cash equivalents required to be segregated as calculated under Rule 15(c)3-3 of the Exchange Act.

“Calculation Date” has the meaning assigned to it in the definition of “Fixed Charge Coverage Ratio”.

“Capital Stock” means

(a)           in the case of a corporation, corporate stock,

(b)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(c)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(d)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means

(a)           United States dollars,

(b)           pounds sterling,

(c)           (i) euro, or any national currency of any participating member state in the European Union or,

(ii) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them time to time in the ordinary course of business,

(d)           securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(e)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million in the case of a domestic bank and $100.0 million in the case of a foreign bank,

(f)            repurchase obligations for underlying securities of the types described in clauses (d) and (e) entered into with any financial institution meeting the qualifications specified in clause (d) above,

(g)           commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof,

(h)           investment funds investing 95% of their assets in securities of the types described in clauses (a) through (f) above,

(i)            readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition and

(j)            Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) through (c) above and United States dollars, provided that such amounts are converted into any currency listed in clauses (a) through (c) and United States dollars as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(a)           the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(b)           prior to the initial public Equity Offering to occur after the Issue Date, (i) the Sponsors directly or indirectly sell or dispose of (other than to one or more Sponsors) a number of shares of Capital Stock of Holdings (adjusted for stock splits, combinations, and comparable transactions) representing more than 50% of the number of shares of any class of Capital Stock of Holdings owned by the Sponsors as of the Issue Date (or of any class of Capital Stock into which any such class is converted after the Issue Date or a result of a recapitalization, merger or otherwise), or (ii) the Sponsors, at any time after the Issue Date, do not have the unilateral right or ability, by voting power, contract or otherwise, and without the consent of any other holder of Capital Stock of Holdings, to (A) designate and cause the election of at least 50% of the Board of Directors of Holdings, or (B) require, in their capacity as holders of Capital Stock of Holdings, that business decisions by Holdings or its Subsidiaries with respect to (a) the hiring and/or removal of the chief executive officer; (b) debt or equity financings generating gross proceeds in the case of each individual financing at least equal to the greater of (1) 6.50% of Total Assets and (2) $200.0 million or more; (c) asset sales involving consideration in the case of each individual asset sale at least equal to the greater of (1) 10.00% of Total Assets and (2) $300.0 million or more; and (d) acquisitions and other business combinations involving consideration in the case of each individual acquisition or other business combination at least equal to the greater of (1) 10.00% of Total Assets and (2) $300.0 million or more, be approved by the Sponsors or their representatives; or

(c)           after the initial public Equity Offering to occur after the Issue Date, the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of any shares of Capital Stock, after giving effect to which such Person or group is or becomes the Beneficial Owner of Capital Stock of Holdings representing 50% or more of the total voting power of the Voting Stock of Holdings (it being understood that no Change of Control shall be deemed to occur if any such Person or group is the Beneficial Owner of 50% or more of the total voting power of the Voting Stock of Holdings immediately after giving effect to the consummation of such initial public Equity Offering, except to the extent that such Person or group thereafter acquires shares of Capital Stock and this clause (c) would otherwise apply after giving effect to such acquisition).

“Clearstream” means Clearstream Banking, S.A.

“CNTA Growth Factor”, as of any determination date, means (i) l plus (ii) a fraction, (x) the numerator of which is the difference (whether positive or negative) between the Consolidated Net Tangible Assets of the Issuer (A) as of the most recent fiscal quarter of the Issuer prior to such determination date for which financial statements are available, and (B) as of the beginning of the first full fiscal quarter of the Issuer after the Issue Date, and (y) the denominator of which is the Consolidated Net Tangible Assets as of the beginning of the first full fiscal quarter of the Issuer after the Issue Date.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” means (i) the sum of (a) Indebtedness of the Issuer and its Restricted Subsidiaries (exclusive of (x) Indebtedness referred to in clause (a)(4) (unless such Indebtedness is required to be recorded as a liability on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP) of the definition thereof, (y) Customer Financing Indebtedness and (z) for the avoidance of doubt, all obligations relating to Receivables Facilities) in respect of borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, plus (b) the amount of all Disqualified Stock of the Issuer then outstanding, plus (c) the amount of all Preferred Stock of each Restricted Subsidiary then outstanding and not held by the Issuer or another Restricted Subsidiary, less (ii) (x) the sum of the aggregate amount of cash and cash equivalents included in the cash accounts listed on the consolidated balance sheet of the Issuer and the Restricted Subsidiaries, plus all Segregated Cash, as at such date, to the extent that such sum exceeds (y) the amount of Required Cash and to the extent the use thereof for application to the payment of Indebtedness is not otherwise prohibited by law or any contract to which the Issuer and the Restricted Subsidiaries is a party.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a)           consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—”Accounting for Derivative Instruments and Hedging Activities”), the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expensing of bridge or other financing fees, commitments, administration and transaction fees and charges, (iii) interest relating to any Customer Financing Indebtedness, (iv) Receivables Fees and any other commissions, discounts, yields and other fees and charges (including any interest expense) relating to a Receivables Facility), and

(b)           consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(c)           interest income for such period except to the extent already included in Consolidated Net Income.

“Consolidated Net Income” means with respect to any Person for any period, the aggregate of the Net income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

(a)           there shall be excluded in computing Consolidated Net Income (x) any extraordinary gains, (y) any extraordinary losses and unusual or non-recurring charges (during any period properly classified as such on the balance sheet of the Issuer in conformity with GAAP) including any Transaction Expenses to the extent incurred on or prior to December 31, 2006, and (z) severance, relocation costs and curtailment or modification to pension and post-retirement employee benefit plans,

(b)           the Net Income for such period shall not include the cumulative effect of a change in accounting principles or policies during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP,

(c)           any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

(d)           any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(e)           the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided, that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(f)            solely for the purpose of determining the amount available for Restricted Payments under clause (iii)(A) of Section 4.07(a) hereof, the positive Net Income for such period of any Restricted Subsidiary (other than (i) any Guarantor and (ii) any Broker-Dealer Restricted Subsidiary if the Issuer delivers to the Trustee on the date of the event requiring calculation of Consolidated Net Income a certificate of the chief financial officer of the Company certifying that the restrictions on the payments of dividends or the making of distributions by such Broker-Dealer Restricted Subsidiary to the Issuer do not impair the Company’s ability to make payments of interest and scheduled payments of principal in respect of the Securities, in each case as and when due) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided, that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein, and provided further that, any net loss of any Restricted Subsidiary (including any Guarantor and any Broker-Dealer Restricted Subsidiary), shall not be excluded,

(g)           any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(h)           any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142-”Goodwill and Other Intangible Assets” or Financial Accounting Standards Board Statement No. 144-”Accounting for the Impairment or Disposal of Long-Lived Assets” and the amortization of intangibles arising pursuant to Financial Accounting Standards Board Statement No, 141-”Business Combinations” shall be excluded,

(i)            any noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded, and

(j)            any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only (other than clause (iii)(D) of Section 4.07(a) hereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (iii)(D) of Section 4.07(a) hereof.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of (i) all Total Assets of the Issuer and its Restricted Subsidiaries less (ii) the stated balance sheet “goodwill” of the Issuer and its Restricted Subsidiaries and less (iii) the stated balance sheet “intangible assets” of the Issuer and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP as of such date.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(a)           to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(b)           to advance or supply funds

(1)                                  for the purchase or payment of any such primary obligation or

(2)                                  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)                                  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Credit Agreement” means the Credit Agreement, dated as of December 28, 2005, among the Issuer, Holdings, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, Morgan Stanley Senior Funding, Inc., as Joint Lead Arranger, Joint Bookrunner and Administrative Agent, Morgan Stanley & Co, as Collateral Agent, and Bear Stearns Corporate Lending Inc., as Documentation Agent, and the other financial institutions named therein as lenders, with respect to an aggregate of $1,000.0 million of senior secured facilities, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, with respect to the Issuer, one or more debt facilities, including, without limitation, the Credit Agreement, any letter of credit facility for Hedging Obligations or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Customer Financing Indebtedness” means Margin Lines of Credit and Warehouse Lines of Credit.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Interest Rate” means a rate equal to 2% per annum.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a vice president and the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means preferred stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by an executive vice president and the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii) of Section 4.07(a) hereof.

“Designated Senior Debt” means:

(a)           any Indebtedness outstanding under the Credit Agreement; and

(b)           any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuer in the instrument evidencing that Senior Debt as “Designated Senior Debt.”

“Disposition Date” means the first day on which the GSMP Group has disposed of at least 10% of the aggregate principal amount of the Notes held by the GSMP Group on the Issue Date to non-affiliated third parties (it being understood and agreed that redemption under Article 3 hereof shall not constitute the disposition by the GSMP Group).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each ease prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

For purposes hereof, the amount (or principal amount) of any Disqualified Stock shall be equal to its voluntary or involuntary liquidation preference.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than (i) a Foreign Subsidiary or (ii) a Domestic Subsidiary of a Foreign Subsidiary, but in each case including any Subsidiary that guarantees or otherwise provides direct credit support for Indebtedness under the Credit Agreement or any other Indebtedness of the Issuer.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,

(a)           provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

(b)           Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

(c)           Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

(d)           to the extent deducted in computing Consolidated Net Income, any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, plus

(e)           restructuring charges, accruals or reserves (excluding any non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), including any one-time costs incurred in connection with acquisitions after the Issue Date, in each case to the extent deducted in computing Consolidated Net Income, plus

(f)            the amount of cost savings in respect of cost reduction efforts, calculated on a pro forma basis as though such cost savings had been achieved on the first day of any such period, pursuant to specified actions taken in connection with the Transactions during such period minus the amount of actual benefits realized for such period from such actions (provided that (1) such actions are commenced within 36 months of the Issue Date, (2) the amount of cost savings added pursuant to this clause (g) shall not exceed $10.0 million for any four quarter period during such period, (3) no amount shall be added pursuant to this clause (g) to the extent such amount is included in clause (e) above with respect to such period and (4) any such cost savings shall be certified to the Trustee in writing in reasonable detail by a responsible financial or accounting officer of the Issuer and, if they exceed $5.0 million, by the Board of Directors of the Issuer), plus

(g)           without duplication, any writeoffs, writedowns or other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(h)           the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests), plus

(i)            any non-cash gain or loss attributable to Hedging Obligations, plus

(j)            to the extent deducted in computing Consolidated Net Income, any costs or expenses incurred by Holdings, the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or the Issuer or net cash proceeds of an issuance of Capital Stock of Holdings or the Issuer; plus

(k)           the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsors (including any amortization thereof) to the extent permitted by Section 4.11(b)(3), less, without duplication,

(l)            non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or preferred stock of the Issuer or any of its direct or indirect parent corporations (excluding Disqualified Stock), other than

(a)           public offerings with respect to the Issuer’s or any direct or indirect parent corporation’s common stock registered on Form S-8; and

(b)           any such public or private sale that constitutes an Excluded Contribution.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

(a)           contributions to its common equity capital, and

(b)           the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an officers’ certificate executed by an executive vice president and the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (iii) of Section 4.07(a) hereof.

“Existing Indebtedness” means Indebtedness of the Issuer or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Issuer (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period (the “reference period”).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary during the six-quarter period ending on the last day of the reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations had occurred on the first day of the reference period; provided that the pro forma change in EBITDA projected by the Issuer in good faith as a result of reasonably identifiable and factually supportable cost savings and costs (excluding one-time transition, transaction and restructuring costs), as the case may be, expected to be realized during the consecutive four-quarter period commencing after such acquisition or transaction (the “Savings Period”) shall be included in such calculation for any reference period that includes any of the Savings Period; provided, further, that any such pro forma change to such EMI DA shall be without duplication for cost savings and costs (excluding one-time transition, transaction and restructuring costs) actually realized and already included in such EBITDA. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

Any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period, and any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a)           Consolidated Interest Expense of such Person for such period,

(b)           all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person, and

(c)           all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(f) hereof.

“Governmental Authority” shall mean any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Government Securities” means securities that are

(a)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(b)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“GS&Co Purchase Agreement” means the Purchase Agreement, dated as of December 27, 2005, among the Issuer, Holdings and the purchasers listed on Schedule 1 thereto, as amended or supplemented from time to time.

“GSMP Group” means, collectively, GS Mezzanine Partners II, L.P., GS Mezzanine Partners II Offshore, L.P., GS Mezzanine Partners III Onshore Fund, L.P.; GS Mezzanine Partners III Offshore Fund, L.P., and any Subsidiaries of the foregoing, as a group.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Indenture Obligations.

“Guarantor” means each of:

(a)           Holdings,

(b)           Glenoak, LLC,

(c)           Independent Advisers Group Corporation,

(d)           Linsco/Private Ledger Insurance Associates, Inc. and

(e)           any other Subsidiary of the Issuer that executes a Guarantee in accordance with the provisions of this Indenture.

“Guarantor Senior Debt” means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular obligation, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligation shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

(a)           all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(b)           all Hedging Obligations (and guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(1)                                  any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

(2)                                  Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), other than the guarantee of a direct or indirect parent of Indebtedness under the Credit Agreement;

(3)                                  Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (including guarantees thereof or instruments evidencing such liabilities);

(4)                                  Indebtedness represented by Capital Stock;

(5)                                  any liability for federal, state, local or other taxes owed or owing by such Guarantor;

(6)                                  that portion of any Indebtedness incurred in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such Indebtedness or their representative shall have received an officers’ certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate this Indenture);

(7)                                  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer;

(8)                                  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor and, until the Disposition Date (unless otherwise consented by the GSMP Group), any Secured Debt which is, by its express terms, subordinated as to rights to receive proceeds of collateral to any other Secured Debt of such Guarantor (including any second lien Indebtedness) secured in whole or in part by the same collateral; and

(9)                                  any Indebtedness of the types described in clauses (5), (6), (11), (15), (16), (18) or (19) of the definition of Permitted Debt (and without regard to any limitations on the amount of such items of Indebtedness than may be incurred in order to qualify as Permitted Debt hereunder).

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap, cap or collar agreements, and other similar agreements or arrangements designed primarily to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a holder of the Notes.

“Holdings” means BD Investment Holdings Inc., a corporation incorporated under the laws of Delaware.

“HUD” means the United States Department of Housing and Urban Development.

“HUD-Regulated Subsidiary Capital Requirement” means the difference of (a) all cash and cash equivalents on the balance sheet of the HUD-Regulated Subsidiary and (b) the Adjusted Net Worth (as referenced in 12 CFR Section 202.5(n)) of the HUD-Regulated Subsidiary above $500,000.

“HUD-Regulated Subsidiary” means the Subsidiary of the Issuer that is a HUD-approved non-supervised mortgagee.

“HUD-Regulated Subsidiary Required Cash” means the greater of (a) $100,000 and (b) the HUD-Regulated Subsidiary Capital Requirement.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any Person,

(a)           any indebtedness (including principal and premium) of such Person, whether or not contingent

(1)                                  in respect of borrowed money,

(2)                                  evidenced by bonds, notes, debentures or similar instruments or letters of credit to the extent not collateralized with cash and Cash Equivalents or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(3)                                  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

(4)                                  representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b)           to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

(c)           to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person;

provided, however, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness and obligations under or in respect of Receivables Facilities shall not be deemed to constitute Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means GS Mezzanine Partners II, L.P., GS Mezzanine Partners II Offshore, L.P., GS Mezzanine Partners III Onshore Fund, L.P.; GS Mezzanine Partners III Offshore Fund, L.P., and Goldman, Sachs & Co.

“insolvency or liquidation proceeding” means:

(a)           any case commenced by or against the Issuer or any other Restricted Subsidiary under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Restricted Subsidiary, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Restricted Subsidiary or any similar case or proceeding relative to the Issuer or any other Restricted Subsidiary or its creditors, as such, in each case whether or not voluntary;

(b)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Restricted Subsidiary, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)           any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Restricted Subsidiary are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(a)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(b)           highly liquid debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries,

(c)           highly liquid investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(d)           corresponding instruments in counties other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof,

(a)           “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(1)                                  the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(2)                                  the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(b)           any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Issuer” has the meaning set forth in the first preamble to this Indenture, provided that when used in the context of determining the fair market value of an asset or liability under this Indenture, “Issuer” shall be deemed to mean the Board of Directors of the Issuer when the fair market value is equal to or in excess of $25.0 million (unless otherwise expressly stated).

“Issue Date” means December 28, 2005.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the State of New York, the State of California or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Indebtedness as of such date to (b) EBITDA for the applicable four-quarter period ending on the last day of the most recently ended quarter for which consolidated financial statements of the Issuer and its Restricted Subsidiaries are, or should have been, available in accordance with this Indenture, in each case with such pro forma adjustments to Consolidated Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Restricted Subsidiary” means a Broker-Dealer Restricted Subsidiary of the Issuer that is neither (a) a Guarantor nor (b) a Restricted Subsidiary at least 90% of the issued and outstanding Equity Interests, and in any event at least 90% of all Voting Stock, of which are owned by the Issuer or one or more of its Wholly-Owned Restricted Subsidiaries.

“Margin Line of Credit” means any lines of credit established consistent with past business practices and used by the Issuer and its Restricted Subsidiaries in the ordinary course of business and to fund or support Margin Loans of customers of the Issuer and its Restricted Subsidiaries and any replacement lines established on substantially similar terms and conditions.

“Margin Loans” has the meaning assigned to such term in Regulation T of the Board of Governors of Federal Reserve System of the United States or any successor definition thereof.

“Mezzanine Purchase Agreement” means the Purchase Agreement, dated as of the date hereof, among Holdings, the Issuer and the GSMP Group, as amended or supplemented from time to time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than in clause (1) of Section 4.10(b) hereof) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

“OCC” means the Office of the Comptroller of the Currency or any successor agency thereof.

“Offering Circular” means the offering circular, dated December 27, 2005, with respect to the Notes and the Guarantees.

“OCC-Regulated Subsidiary” means the Subsidiary of the Issuer that is regulated by the OCC.

“OCC-Regulated Subsidiary Required Cash” means the difference of (a) all cash and cash equivalents on the balance sheet of the OCC-Regulated Subsidiary minus the difference of (b)(i) the Risk-Based Capital (as referenced in 12 U.S.C. Section 282) of the OCC-Regulated Subsidiary and (ii) $4,000,000 (or such other amount that is required by the OCC or otherwise agreed to by the OCC-Regulated Subsidiary and the OCC).

“Officer” means the Chairman of the Board, the Chief Executive Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, Chief Legal Officer, the Secretary, any principal executive officer or any principal accounting officer of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer that meets the requirements of Section 13.04 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.04 hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

“Pari Passu Indebtedness” means any senior subordinated Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the relevant Guarantee issued by such Guarantor with respect to the Notes.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person that is not the Issuer or any of its Restricted Subsidiaries; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10 hereof.

“Permitted Holders” means (i) each of the Sponsors and (ii) members of senior management of Holdings and its Subsidiaries and any Permitted Transferee of any such person.

“Permitted Investments” means:

(a)           any Investment in the Issuer or any Unlimited Restricted Subsidiary;

(b)           any Investment in a Limited Restricted Subsidiary so long as (x) such Investment is made in the ordinary course of business of the Issuer and its Restricted Subsidiaries consistent with past practices or (y) at the time and after giving effect to such Investment, the Leverage Ratio of the Issuer and its Restricted Subsidiaries is less than 4.5 to 1.0;

(c)           any Investment in cash and Cash Equivalents or Investment Grade Securities;

(d)           any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is engaged in a Similar Business so long as:

(1)                                  no Default or Event of Default shall have occurred or be continuing or will result therefrom,

(2)                                  after giving effect to such Investment, either (1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first sentence under Section 4.09 hereof or (2) the Fixed Charge Coverage Ratio immediately after giving effect to such Investment equals or exceeds the Fixed Charge Coverage Ratio immediately prior to such Investment,

(3)                                  if such Person is not or does not become or is not merged into a Broker-Dealer Subsidiary, such Investment is made solely from the proceeds of an Excluded Contribution; and

(4)                                  as a result of such Investment:

(A)                              such Person becomes an Unlimited Restricted Subsidiary or, subject to compliance with conditions (x) or (y) set forth in the above clause (b) of this definition, a Limited Restricted Subsidiary, or

(B)                                such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or an Unlimited Restricted Subsidiary or, subject to compliance with conditions (x) or (y) set forth in the foregoing clause (b), a Limited Restricted Subsidiary;

(e)           any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;

(f)            any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date;

(g)           loans and advances to officers, directors and employees of Holdings, the Issuer or any of its Subsidiaries (i) to finance the purchase of Capital Stock of Holdings, the Issuer or any direct or indirect parent company of Holdings or the Issuer (provided, that the amount of such loans and advances used to acquire such Capital Stock shall be contributed to Holdings or the Issuer, as applicable, in cash as common equity), (ii) for reasonable and customary business related travel expenses, moving expenses and similar expenses, in each case incurred in the ordinary course of business, and (iii) for additional purposes not contemplated by subclause (i) or (ii) above in an aggregate principal amount at any time outstanding with respect to this clause (iii) not exceeding $10,000,000;

(h)           any Investment acquired by the Issuer or any Restricted Subsidiary;

(1)                                  in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable or

(2)                                  as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(i)            Hedging Obligations permitted under clause (10) of Section 4.09(b) hereof;

(j)            Investments the payment for which consists of Equity Interests of the Issuer, or any of its direct or indirect parent corporations (exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.07 hereof;

(k)           guarantees of Indebtedness permitted under Section 4.09 hereof;

(l)            Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(m)          any Investments in or repurchases of the Notes;

(n)           additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $100.0 million and (y) the product of $100.0 million multiplied by the CNTA Growth Factor at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(o)           Investments of any OCC-regulated Subsidiary in the Capital Stock of the Federal Reserve Bank in the district in which such Subsidiary is located in accordance with the provisions of the Federal Reserve Act, as amended, and any successor legislation;

(p)           Investments in “seed investment portfolios” for the purpose of testing and determining model portfolios in the ordinary course of business and consistent with past business practice; provided, that such Investments, as valued at the fair market value of such Investments at the time each such Investment is made, would not exceed (x) $15,000,000 plus (y) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made);

(q)           to the extent constituting an Investment, Margin Loans, mortgage and warehouse loans or other similar advances or extensions of credit made by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business to its customers;

(r)            securities owned (as set forth on the balance sheet of the Broker-Dealer Regulated Subsidiary) for a period of no longer than ten (10) Business Days following a securities trade from a customer account and constituting securities transactions entered into by the Broker-Dealer Regulated Subsidiary for the purpose of making adjustments to such Subsidiary’s customer accounts with respect to such securities trade, with the amount of all such securities owned (as set forth on the balance sheet of the Broker-Dealer Regulated Subsidiary), not to exceed $15,000,000 in the aggregate at any time outstanding;

(s)           Investments relating to a Receivables Subsidiary that in the good faith determination of the Issuer are necessary or advisable to effect transactions contemplated under the Receivables Facility; and

(t)            Investments in respect of loans and advances to licensed financial advisors to facilitate the transfer of such advisors’ businesses to the Issuer or its Subsidiaries or to platforms utilized by the Issuer and its Subsidiaries and for incidental and working capital purposes; provided, such Investments shall be in the ordinary course of business and shall not in the aggregate exceed (x) $7,500,000 at any time plus (y) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made).

“Permitted Junior Securities” means:

(a)           Equity Interests in the Issuer, any Guarantor or any direct or indirect parent of the Issuer; or

(b)           unsecured debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes and Guarantees are subordinated to Senior Debt under this Indenture.

“Permitted Liens” means, with respect to any Person:

(a)           Liens on assets of the Issuer or any of its Restricted Subsidiaries securing Indebtedness and other Obligations that constitute Senior Debt or Guarantor Senior Debt;

(b)           pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or deposits to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(c)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(d)           Liens for taxes, assessments or other governmental charges or claims not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(e)           Liens in favor of issuer of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(f)            Liens securing Indebtedness existing on the Issue Date and on any date on which a Suspension Period ceases;

(g)           Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(h)           Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(i)            Liens securing interest rate or currency Hedging Obligations;

(j)            Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(k)           any Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part,

of any such Indebtedness secured by any Lien of the type referred to in clauses (f), (g), (h), (i), (j), (m), (o) and (p); provided however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount of the Indebtedness permitted pursuant to such clause (f), (g), (h), (i), (j), (m), (o) and (p) and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(l)            other Liens securing obligations not otherwise permitted by this definition not exceeding $10.0 million at any one time outstanding;

(m)          for so long as the Suspension Period shall be in effect and the Secured Leverage Ratio as of the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which a Lien is incurred pursuant to this clause (m) does not exceed 3.00:1.00 (determined on a pro forma basis after giving effect to the incurrence of such Lien and the application of proceeds from the incurrence of related Indebtedness), Liens securing any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred and secured hereunder.

(n)           Liens securing Customer Financing Indebtedness;

(o)           Liens in favor of the Issuer or any Guarantor;

(p)           Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(q)           Liens securing Indebtedness or other obligations of Restricted Subsidiaries owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09 hereof.

“Permitted Transferee” means, with respect to any Person:

(a)           the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person;

(b)           a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, former spouse, lineal descendants or heirs, in each case to whom such Person has transferred, or through which such Person holds, the Beneficial Ownership of any securities of the Issuer; and

(c)           any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person or managed by the same Person as such Person.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

For purposes hereof, the amount (or principal amount) of any preferred stock shall be equal to its voluntary or involuntary liquidation preference.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith or by an Independent Financial Advisor if the Fair Market Value exceeds $50.0 million.

“Rating Agencies” mean Moody’s and S&P or, if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“reference period” has the meaning assigned to it in the definition of “Fixed Charge Coverage Ratio”.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, any Indebtedness lacks such a representative, then the Representative for such Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Indebtedness.

“Required Cash” means the sum of Broker-Dealer Required Cash, OCC-Regulated Subsidiary Required Cash and HUD-Regulated Subsidiary Required Cash; provided, that to the extent, after the Closing Date, the Issuer or any of its Subsidiaries shall acquire or create any new “regulated” Domestic Subsidiary that shall not be required to guarantee the Obligations pursuant to the Guaranty, then the definition of “Required Cash” shall also include the required cash of any such Person, which required cash shall be calculated in a substantially equivalent manner as Broker-Dealer Required Cash, OCC-Regulated Subsidiary Required Cash and HUD-Regulated Subsidiary Required Cash have been calculated.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard and Poor’s Ratings Group.

“Savings Period” has the meaning assigned to it in the definition of “Fixed Charge Coverage Ratio”.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by a Lien permitted hereunder.

“Secured Leverage Ratio” means, on any date, the ratio of:

(a)           the aggregate principal amount of Consolidated Indebtedness (exclusive of items of Indebtedness not constituting Secured Debt) on such date, to:

(b)           the aggregate amount of the Issuer’s EBITDA for the most recent four-quarter period for which consolidated financial statements of the Issuer and its Restricted Subsidiaries are, or should have been, available in accordance with this Indenture; in each case with such pro forma adjustments to Consolidated Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Segregated Cash” means all cash and qualified cash equivalents segregated on the balance sheet of the Broker-Dealer Regulated Subsidiary under Rule 15(c)3-3 of the Exchange Act.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular obligation, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligation shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

(a)           all monetary obligations of every nature of the Issuer under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(b)           all Hedging Obligations (and guarantees thereof),

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(1)                                  any Indebtedness of the Issuer to a Subsidiary of the Issuer;

(2)                                  Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Issuer or any Subsidiary of the Issuer (including, without limitation, amounts owed for compensation), other than any guarantee of a direct or indirect parent of Indebtedness under the Credit Agreement;

(3)                                  Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (including guarantees thereof or instruments evidencing such liabilities);

(4)                                  Indebtedness represented by Capital Stock;

(5)                                  any liability for federal, state, local or other taxes owed or owing by the Issuer;

(6)                                  that portion of any Indebtedness incurred in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such Indebtedness or their representative shall have received an officers’ certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate this Indenture);

(7)                                  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer; and

(8)                                  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer and, until the Disposition Date (unless otherwise consented by the GSMP Group), any Secured Debt which is, by its express terms, subordinated as to rights to receive proceeds of collateral to any other Secured Debt of the Issuer (including any second lien Indebtedness) secured in whole or in part by the same collateral; and

(9)                                  any Indebtedness of the types described in clauses (5), (6), (11), (15), (16), (18) or (19) of the definition of Permitted Debt (and without regard to any limitations on the amount of such items of Indebtedness than may be incurred in order to qualify as Permitted Debt hereunder).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Similar Business” means any business conducted by the Company and its Restricted Subsidiaries on the Issue Date (including financial planning services businesses) which in any event shall include any business that is similar, reasonably related, incidental or ancillary thereto or any reasonable extension thereof.

“Sponsors” means Hellman & Friedman LLC and Texas Pacific Group and their respective Affiliates.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means

(a)           with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(b)           with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(a)           any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

(b)           any partnership, joint venture, limited liability company or similar entity of which

(1)                                  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(2)                                  such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means the total amount of all assets of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Issuer.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings, the Issuer or any of its Subsidiaries in connection with the Transactions.

“Transactions” means the Acquisition, and the financing and related matters thereof as disclosed in the Offering Circular.

“Transaction Agreement” means the Agreement and Plan of Merger, dated October 27, 2005, among the Issuer, Holdings and BD Acquisition, Inc. (“Acquisition Sub”), together with all exhibits, schedules, documents, agreements, and instruments executed and delivered in connection therewith, as the same may be amended, or modified in accordance with the terms and provisions thereof.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to the fifth anniversary of the Issue Date; provided, however, that if the period from the Redemption Date to the fifth anniversary of the Issue Date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wells Fargo Bank, N.A., as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unlimited Restricted Subsidiary” means a Restricted Subsidiary of the Issuer that is not a Limited Restricted Subsidiary.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means

(a)           any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below) and

(b)           any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted. Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated), provided that any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer, such designation complies with Section 4.07 hereof and each of the Subsidiary to be so designated and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first sentence under Section 4.09 hereof on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Warehouse Line of Credit” means any warehouse lines of credit established consistent with past business practices and used by the Issuer and its Restricted Subsidiaries in the ordinary course of business to fund or support their mortgage lending business and any replacement lines established on substantially similar terms and conditions.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

(a)           the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(b)           the sum of all such payments.

“Wholly-Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person that is a Wholly-Owned Subsidiary of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02   Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.21
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal, Defeasance”	8.02
“Non-Consenting Holder”	3.10
“Non-payment Default”	10.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Blockage Notice”	10.02
“Payment Blockage Period”	10.02
“Payment Default”	10.02
“Purchase Date”	3.09
“Redemption Date”	3.07
“Refinancing Indebtedness”	4.09
“Registrar”	2.03

“Restricted Payments”	4.07
“Reversion Date”	4.21
“Successor Company”	5.01
“Successor Person”	5.01
“Suspended Covenants”	4.21
“Suspension Date”	4.21
“Suspension Period”	4.21

Section 1.03   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04   Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural, and in the plural include the singular;

(e)           “will” shall be interpreted to express a command;

(f)            provisions apply to successive events and transactions; and

(g)           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01   Form and Dating.

(a)           General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits Al and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes. Notes issued in global form will be substantially in the form of Exhibits Al or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit Al hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)           Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of an Officer’s Certificate from the Issuer.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures, Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary

Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

Section 2.02   Execution and Authentication.

At least one Officer must sign the Notes on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by one Officer of the Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed $550.0 million, except as provided in Section 2.07 hereof. It is understood that, notwithstanding any other Section herein, no Opinion of Counsel is required in order for the Trustee to authenticate the Notes issued on the date hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03   Registrar and Paying Agent.

The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes,

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04   Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) will have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05   Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06   Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)                                  the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2)                                  the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3)                                  there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act, Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                  Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2,06(b)(1),

(2)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                              both:
(i)                                     written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                                both:
(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

(3)                                  Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                              if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (I) thereof;
(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)                                the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate to the Registrar in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)                                  Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, ,a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(a) thereof; or
(B)                                if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (4) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)                                if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)                                if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)                                 if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
(F)                                 if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)                                if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the. instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial, interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered, Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(l) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein,

(2)                                  Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)                                  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(B)                                if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (3), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)                                  Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted

Definitive Notes. to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)                                if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)                                if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit. B hereto, including the certifications in item (3)(a) thereof;
(E)                                 if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item. (3) thereof, if applicable;
(F)                                 if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)                                if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)                              if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (l)(c) thereof; or
(B)                                if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                  Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                  Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                              if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item. (2) thereof; and
(C)                                if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                  Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)                              if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (I)(d) thereof; or
(B)                                if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Unrestricted Definitive Notes to Unrestricted Definitive Notes. A. Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                  Private Placement Legend.

(A)                              Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (l) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(B)                                Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                                  Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION

PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR. ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)                                  Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(g)           Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and. an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase,

(h)           General Provisions Relating to Transfers and Exchanges.

(1)                                  To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                  No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

Section 2.07   Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond (or in the case of any Holder that is an Institutional Accredited Investor, an agreement of indemnity) must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08   Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer or any of its Subsidiaries or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09   Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10   Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee win authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indentures

Section 2.11   Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or any Subsidiary) and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12   Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.13   Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01   Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days before a Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), an Officer’s Certificate setting forth:

(a)           the clause of this Indenture pursuant to which the redemption shall occur;

(b)           the Redemption Date;

(c)           the principal amount of Notes to be redeemed; and

(d)           the redemption price.

Section 3.02   Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis; provided that no Notes of $2,000 or less shall be purchased or redeemed in part and provided further that the Trustee shall make adjustments so that only Notes in multiples of $1,000 principal amount will be purchased or redeemed.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if, but only if, all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03   Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Issuer will electronically transmit or mail or cause to be electronically transmitted or mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(a)           the Redemption Date;

(b)           the redemption price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s names and at their expense; provided, however, that the Issuer has delivered to the Trustee, at least 35 days prior to the Redemption Date (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04   Effect of Notice of Redemption.

Once notice of redemption is electronically delivered or mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (except as provided in Section 3.07(a)). The notice, if mailed in a manner herein provided in Section 3.03, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. A notice of redemption may not be conditional (except as provided in Section 3.07(a)).

Section 3.05   Deposit of Redemption or Purchase Price.

On or before 10:00 a.m. New York time on the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06   Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered. in the name of the Holder thereon upon cancellation of the original Note. It is understood that, notwithstanding any other Section herein, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07   Optional Redemption.

(a)           At any time prior to December 15, 2008, the Issuer may, at their option, redeem up to 40% of the original aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 110.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net proceeds of the common stock public Equity Offerings of the Issuer or any direct or indirect parent of the latter to the extent such net proceeds are contributed to the Issuer; provided that:

(1)                                  at least 60% of the sum of the original aggregate principal amount of Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of such redemption; and

(2)                                  the redemption occurs within 90 days of the date of closing of such public Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at their discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(b)           At any time prior to December 15, 2009, the Issuer may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or electronically transmitted to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)           Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuer’s option prior to December 15, 2009.

(d)           From and after December 15, 2009, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year	Percentage
2009	105.375%
2010	103.583%
2011	101.792%
2012 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(e)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. In addition, until the Disposition Date (unless otherwise consented by the GSMP Group), each redemption pursuant to this Section 3.07 shall relate to an aggregate principal amount of Notes of at least the lesser of (a) $5.0 million and (b) the remaining outstanding principal amount of the Notes.

Section 3.08   Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09   Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), they will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 40 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”), No later than seven Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest up to but excluding the Purchase Date, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuer will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(a)           that the Asset Sale Offer is being made pursuant to this Section 3.09 and. Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(b)           the Offer Amount, the purchase price and the Purchase Date;

(c)           that any Note not tendered or accepted for payment will continue to accrue interest;

(d)           that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(e)           that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(f)            that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)           that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h)           that, if the aggregate principal amount of Notes surrendered by holders thereof exceeds the Offer Amount applicable to Notes, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

(i)            that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of all Notes or portions thereof so tendered. The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder (it being understood that, notwithstanding any Sections in the Indenture to the contrary, no other Officer’s Certificate or any Opinion of Counsel is required), in a principal amount equal to any unpurchased portion of the Note surrendered, provided that each such new Note shall he . in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10 or 4.15 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10   Replacement Right Upon Failure to Consent.

If any Holder (a “Non-Consenting Holder”) fails to consent to an amendment, supplement or waiver, which pursuant to Section 9.02 hereof requires consent of all Holders affected by such amendment, supplement or waiver and with respect to which the Holders of at least a 85% in aggregate principal amount of the then outstanding Notes (determined in accordance with Section 2.08 hereof) shall have granted their consent, the Issuer shall have the right (so long as no Default or Event of Default shall have occurred or be continuing or will result therefrom) to replace such Non-Consenting Holder by causing such Non-Consenting Holder to transfer the Notes held by it to one or more Persons in compliance with Section 2.06 hereof or purchase such Non-Consenting Holder’s Notes; provided that upon such transfer, the Non-Consenting Holder shall receive, in full payment for the Notes so transferred or sold by it, an amount in cash equal to 101% of the aggregate principal amount of Notes so transferred or sold by it plus accrued and unpaid interest to the date of such transfer.

ARTICLE 4
COVENANTS

Section 4.01   Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer or any of its Subsidiaries, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer will pay interest on overdue principal (including post-petition interest in any proceeding under any Bankruptcy Law) and on overdue installments of interest to the extent lawful, as provided in Section 6.03 hereof.

Section 4.02   Maintenance of Office or Agency.

The Issuer will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02 hereof:

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03   Reports.

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes within the time periods specified in the SEC’s rules and regulations for non-accelerated filers (with 30 additional days for the fiscal year of the Issuer ending December 31, 2005 and 15 additional days for each fiscal quarter of the Issuer ending on or prior to September 30, 2006):

(a)           all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements thereon by the Issuer’s certified independent accountants;

(b)           all material information that would be included in all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports, which reports shall be furnished no later than five Business Days after such reports would have been required to be filed with the SEC; and

(c)           If at any time any direct or indirect parent of the Issuer holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer (and performs only the related incidental activities associated with such ownership), the reports, information and other documents required to be filed and furnished to the holders of the Notes pursuant to this Section 4.03 may, at the option of the Issuer, be filed by and be documents of such parent containing the type of information contemplated in Section 4.03 (a) and (b) above of the Issuer.

Section 4.04   Compliance Certificate.

(a)           The Issuer and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended December 31, 2006, an Officer’s Certificate stating that a review of the activities of the Issuer and Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to the Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or propose to take with respect thereto).

(b)           So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee as soon as possible after any Officer has actual knowledge of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05   Taxes.

The Issuer will, and will cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent all material taxes, assessments and governmental charges levied or imposed upon it or any of its respective Restricted Subsidiaries or upon the income, profits or property of it or any of its respective Restricted Subsidiaries except any such tax, assessment or charge as is being contested in good faith by appropriate actions or where the failure to pay or discharge or cause to be paid or discharged any such tax, assessment or charge is not materially adverse to the Holders.

Section 4.06   Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of; any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07   Restricted Payments.

(a)           The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)                                  declare or pay any dividend or make any distribution on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than (A) dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)                                  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(3)                                  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (x) Indebtedness permitted under clauses (7) and (8) of Section 4.09(b) hereof or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4)                                  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i)                                     no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii)                                  immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(iii)                               such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by Section 4.07(b)(í), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (4) (without giving effect to the increases set forth in subclauses (A) and (B) thereof), (5), (6)(C) and (8) but excluding all other Restricted Payments permitted by Section 4.07(b) hereof), is less than the sum of:

(A)                              50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus
(B)                                100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Issuer since immediately after the Issue Date from the issue or sale of:
(i)                                     Equity Interests of the Issuer, including Retired Capital Stock (as defined below), but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of:

a.                                       Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent corporation of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts (1) have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof or (2) have been loaned or advanced to such Persons pursuant to clause (g)(i) of the definition of  “Permitted Investments” (except to the extent such loans or advances have been prepaid); and

b.                                      Designated Preferred Stock;

and to the extent actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent corporations (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such corporations); and

(ii)                                  debt securities of the Issuer that have been converted into such Equity Interests of the Issuer;

provided, however, that this clause (B) will not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests or converted debt securities of the Issuer sold to a Restricted Subsidiary or the Issuer, as the case may be, (c) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (d) Excluded Contributions; plus

(C)                                100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property (as determined by an Independent Financial Advisor if the Fair Market Value of property other than marketable securities exceeds $50.0 million) contributed to the capital of the Issuer following the Issue Date (other than by a Restricted Subsidiary and other than any such contributions that constitute Excluded Contributions); plus
(D)                               100% of the aggregate amount received in cash and the Fair Market Value (as determined by an Independent Financial Advisor if the Fair Market Value exceeds $50.0 million) of marketable securities or other property received by means of
(i)                                     the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Issuer and its Restricted Subsidiaries; or
(ii)                                  the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (9) of Section 4.07(b) hereof or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary; plus
(E)                                 in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Investment in such Unrestricted Subsidiary, as determined in good faith by the Issuer at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary (and if such Fair Market Value may exceed (a) $25.0 million, then the Issuer will provide an Officer’s Certificate with respect to the Fair Market Value of the Investment and (b) $50.0 million, an opinion of an Independent Financial Advisor with respect to the Fair Market Value of the Investment), other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (9) of Section 4.07(b) or to the extent such Investment constituted a Permitted Investment.

(b)           The foregoing provisions of Section 4,07(a) will not prohibit:

(1)                                  the payment of any dividend or distribution within 60 days after the date of declaration of the dividend, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2)                                  (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock’) or Subordinated Indebtedness of the Issuer, or any Equity Interests of any direct or indirect parent corporation of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock’) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 4.09(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)                                  the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer which is incurred in compliance with Section 4.09 hereof so long as:

(A)                              the principal amount of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in the issuance of such new Indebtedness;

(B)                                such Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;
(C)                                such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and
(D)                               such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4)                                  a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, independent director, manager or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent corporations pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or the repurchase for value of any common equity interest of the Issuer in the open market to satisfy stock options issued by the Issuer that are outstanding; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $15.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A)                              the cash proceeds from the sale of Equity Interests of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent corporations, in each case to members of management, independent directors, managers or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent corporations that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.07(a) hereof, plus
(B)                                the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date; less
(C)                                the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer, any of its direct or indirect parent corporations or any Restricted Subsidiary in connection with a repurchase of

Equity Interests of the Issuer or any of its direct or indirect parent corporations will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(5)                                  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any other Restricted Subsidiary issued in accordance with Section 4.09 hereof to the extent such dividends are included in the definition of Fixed Charges;

(6)                                  (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date; (B) the declaration and payment of dividends to a direct or indirect parent corporation of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (B) shall, not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or (C) the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2); provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and the Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)                                  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8)                                  the payment of dividends on the Issuer’s common stock or equivalent (or the payment of dividends to any direct or indirect parent of the Issuer of dividends in that entity’s common stock or equivalent), following the first public offering of the Issuer’s common stock or equivalent or the common stock or equivalent of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net proceeds received by or contributed to the Issuer in any public offering of common stock, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(9)                                  Investments that are made with the proceeds of Excluded Contributions;

(10)                            the declaration and payment of dividends by the Issuer to, or the making of loans to, its direct parent in amounts required for either of their respective direct or indirect parent corporations to pay the following (in the case of each of clauses (A) through (D), to the extent incurred in the ordinary course of business):

(A)                              franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;
(B)                                federal, state and local income taxes, to the extent such income taxes (I) are attributable to the income of the Issuer and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries and (2) are actually paid by such parent corporations to the relevant Governmental Authority on behalf of the Issuer and its Restricted Subsidiaries; provided, however, that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent set forth above) to pay such taxes separately from any such parent company;
(C)                                general corporate expenses related to third party audit, legal and similar administrative expenses of any direct or indirect parent corporation of the Issuer to the extent such expenses are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries; (1) the proceeds of which shall be used by the Issuer to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;
(D)                               payment of management, consulting, monitoring and advisory fees and related expenses to the Sponsors to the extent permitted by Section 4.11 hereof;
(E)                                 customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and
(F)                                 fees and expenses (other than to Affiliates of the Issuer) related to any unsuccessful equity or debt offering permitted by this Agreement;

(11)                            cash dividends or other distributions on the Issuer’s or any Restricted Subsidiary’s Capital Stock used to fund the Transactions and the fees and expenses related thereto, in each case to the extent permitted by Section 4.11 hereof;

(12)                            the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Section 4.15 hereof and Section 4.10 hereof; provided that all senior subordinated notes tendered by holders of senior subordinated notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(13)                            Investments in Limited Restricted Subsidiaries and Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $25.0 million;

(14)                            distributions or payments of Receivables Fees; and

(15)                            other Restricted Payments in an aggregate amount not to exceed $35.0 million;

provided however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6) and (15), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the time of issuance of the Notes, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 4.07(a) hereof or under clause (9), (13) or (14), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

Section 4.08   Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           The Issuer will not, and will not permit any Restricted Subsidiary (other than (i) any Guarantor and (ii) any Broker-Dealer Restricted Subsidiary if the Issuer delivers to the Trustee on the date of the event requiring calculation of Consolidated Net Income a certificate of the chief financial officer of the Issuer certifying that the restrictions on the payments of dividends or the making of distributions by such Broker-Dealer Restricted Subsidiary to the Issuer do not impair the Issuer’s ability to make payments of interest and scheduled payments of principal in respect of the Securities, in each case as and when due) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such. Restricted Subsidiary to:

(1)                                  (A) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

(2)                                  make loans or advances to the Issuer or any Restricted Subsidiary; or

(3)                                  sell, lease or transfer any of its properties or assets to the Issuer or any Restricted. Subsidiary.

(b)           The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                  contractual encumbrances or restrictions in effect on the Issue Date including, without limitation, pursuant to the Credit Agreement and its related documentation and Hedging Obligations;

(2)                                  this Indenture, the Notes and the Guarantees;

(3)                                  purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (a)(3) above on the property so acquired;

(4)                                  applicable law or any applicable rule, regulation or order or as may be required by the OCC;

(5)                                  any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)                                  contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into;

(7)                                  the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(8)                                  Secured Debt otherwise permitted to be incurred pursuant to Section 4.09 hereof and Section 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(9)                                  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10)                            other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof;

(11)                            customary provisions in joint venture agreements, asset sale agreements, sale-lease back agreements and other similar agreements;

(12)                            customary provisions contained in leases and other agreements entered into in the ordinary course of business;

(13)                            any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(14)                            restrictions in connection with any Receivables Facility that, in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility; and

(15)                            any encumbrances or restrictions of the type referred to in Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (I) through (14) of this Section 4.08(b); provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09   Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a)           The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness and Attributable Debt) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness or Attributable Debt), issue shares of Disqualified Stock and issue shares of preferred stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to l.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing by Restricted Subsidiaries (other than Foreign Subsidiaries) that are not Guarantors shall not exceed $30.0 million at any one time outstanding.

(b)           The provisions of Section 4.09(a) hereof will not apply to any of the following items (collectively, “Permitted Debt”):

(1)                                  the incurrence of Indebtedness under Credit Facilities by the Issuer or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $1,000.0 million less the sum of (A) all principal repayments required to be applied, and actually applied, to the reduction of Term Loan A under the Credit Facilities; plus (B) up to $175.0 million of principal repayments required to be made, and actually made, with the proceeds from Asset Sales (other than the sale of the Issuer’s headquarters in San Diego) applied in accordance with Section 4.10 hereof;

(2)                                  the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee);

(3)                                  Existing Indebtedness (other than Indebtedness described in clauses (1), (2) and (20));

(4)                                  Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Issuer or any of the Restricted Subsidiaries to finance the development, construction, purchase, lease, repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in each case in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4) and including all Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), does not exceed the greater of (x) $90.0 million and (y) 3.0% of Total Assets;

(5)                                  Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6)                                  Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

(A)                              such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(A)); and
(B)                                the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and the Restricted Subsidiary in connection with such disposition;

(7)                                  Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a non-Guarantor is subordinated in right of payment to the Notes; provided, further, that that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer Of another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8)                                  Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that:

(A)                              any such Indebtedness is made pursuant to an intercompany note;
(B)                                if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor, provided, further; that any subsequent. transfer of any such Indebtedness (except to any Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such. Indebtedness; and
(C)                                if the obligor of such Indebtedness is a Limited Restricted Subsidiary, (x) such Indebtedness. is incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries consistent with past practices or (y) at the time and after giving effect to the incurrence of such Indebtedness, the Leverage Ratio of the Issuer and its Restricted Subsidiaries is less than 4.5 to 1.0;

(9)                                  shares of preferred stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that (x) if such preferred stock issued to or held by a Limited Restricted Subsidiary, either (I) such issuance is effected in the ordinary course of business of the Issuer and its Restricted Subsidiaries consistent with past practices, or (II) at the time and after giving effect to such issuance, the Leverage Ratio of the Issuer and its Restricted Subsidiaries is less than 4.5 to 1.0 and (y) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock;

(10)                            Indebtedness incurred in respect of Hedging Obligations;

(11)                            obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(12)                            any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of (i) any Unlimited Restricted Subsidiary, (ii) any Limited Restricted Subsidiary; provided that either the guarantee is made by another Limited Restricted Subsidiary or if at the time and after giving effect to the incurrence of such guarantee, the Leverage Ratio of the Issuer and its Restricted Subsidiaries is less than 4.5 to 1.0 or (iii) the Issuer, in each case, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary or the Issuer is permitted under the terms of this Indenture;

(13)                            the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to extend, refund, refinance, renew, replace or defease any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under Section 4.09(a) hereof and clauses (2), (3), (13) and (14) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such Indebtedness, Disqualified Stock or preferred stock, including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums, fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)                              has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced;
(B)                                to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee of the Notes, such Refinancing Indebtedness is subordinated or pari passu to the Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively; and
(C)                                shall not include:

(i)                                     Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of the Issuer;
(ii)                                  Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor; or
(iii)                               Indebtedness, Disqualified Stock or preferred stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

and provided, further that subclause (A) of this clause (13) will not apply to any refunding or refinancing of any Senior Debt;

(14)                            Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger, either:

(A)                              the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or
(B)                                the Fixed Charge Coverage Ratio set forth in Section 4.09(a) hereof is greater immediately after such acquisition or merger than immediately prior to such acquisition or merger;

(15)                            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16)                            Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17)                            Indebtedness of the Issuer or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(18)                            (A)  unsecured Indebtedness in respect of obligations of the Issuer or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days of the incurrence of the related Indebtedness) in the ordinary course of business and not in connection with the borrowing of money;

(B)                                Guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors and licensees;
(C)                                Indebtedness incurred in respect of deferred compensation to employees of the Issuer and the Restricted Subsidiaries incurred in the ordinary course of business; and
(D)                               Subordinated Indebtedness consisting of promissory notes issued by the Issuer or a Restricted Subsidiary to current or former officers, directors, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests permitted under Section 4.07 hereof;

(19)                            Indebtedness of Foreign Subsidiaries for working capital purposes not to exceed $25.0 million in the aggregate at any one time outstanding;

(20)                            Customer Financing Indebtedness; and

(21)                            Indebtedness, Disqualified Stock and preferred stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (21), does not at any one time outstanding exceed the greater of (x) $90.0 million and (y) the product of $90.0 million multiplied by the CNTA Growth Factor.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) of this Section 4.09(b) or is entitled to be incurred pursuant to Section 4.09(a), the Issuer will, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness, Disqualified Stock or Preferred Stock will be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 4.09(a) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred, pursuant to clause (21) or clause (4) of Section 4.09(b) hereof shall cease to be deemed incurred or outstanding for purposes of (i) clause (21) and (ii) clause (4) and shall be deemed incurred for the purposes of Section 4.09(a) hereof from and after the first date on which, and to the extent that, the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.09(a) hereof without reliance on clause (21) or (4), as applicable); provided that all outstanding Indebtedness under the Credit Facilities immediately following the Transactions shall be deemed to have been incurred pursuant to clause (l) of the definition of Permitted Debt. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness,

Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09 hereof

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence. of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10   Asset Sales.

(a)           The Issuer will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale unless:

(1)                                  the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(2)                                  except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(A)                              any liabilities (as shown on the Issuer’s, or such Restricted Subsidiary’s, most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets (or a third party on behalf of the transferee) and for which the Issuer or such Restricted Subsidiary has been validly released by all creditors in writing;
(B)                                any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale; and
(C)                                any Designated Noncash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market

Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed $150.0 million, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value;

shall be deemed to be cash for purposes of this provision and for no other purpose.

(b)           Within 365 days after any of the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary may, at its option, reinvest, enter into a binding commitment to reinvest within an. additional 365 days (an “Acceptable Commitment”) (and reinvest within 24 months from the date of receipt of Net Proceeds), or may apply the Net Proceeds from such Asset Sale:

(1)                                  to permanently reduce Obligations under Senior Debt or Guarantor Senior Debt (and, in the case of revolving Obligations, to correspondingly reduce commitments with respect thereto), the Notes, Guarantees of the Notes or any other Pari Passu Indebtedness, and to correspondingly reduce commitments with respect thereto (other than Obligations owed to the Issuer or a Restricted Subsidiary of the Issuer); provided, that. if the Issuer shall so reduce Obligations under any Pari Passu Indebtedness (other than Obligations under any Pari Passu Indebtedness secured by a Lien on the assets of the Issuer or any Restricted Subsidiary), the Issuer shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest, if any, on the pro rata principal amount of Notes; or

(2)                                  to make capital expenditures or to make an investment in (a) any one or more businesses permitted by this Indenture, (b) properties and (e) acquisitions of assets, that in the case of each of clauses (a), (b) and (e) are used or useful in a Similar Business and/or replace the businesses, properties and assets that are the subject of such Asset Sale.

(c)           Any Acceptable Commitment that is later canceled or terminated for any reason before such Net Proceeds are so applied shall be treated as a permitted application of the Net Proceeds if the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment within the later of (1) six months of such cancellation or termination or (2) the initial 365-day period.

(d)           Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of Section 4.10(e) hereof will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (other than with respect to Hedging Obligations) (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten business days after the date that Excess Proceeds exceed $20.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(e)           Pending the final application of any Net Proceeds pursuant to this Section 4.10, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(f)            The Issuer will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.11   Transactions with Affiliates.

(a)           The Issuer will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(1)                                  such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2)                                  the Issuer delivers to the Trustee (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, an opinion as to the fairness to the

Holders of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

(b)           The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof

(1)                                  Transactions between or among the Issuer and/or any of the Restricted Subsidiaries;

(2)                                  Restricted Payments permitted by Section 4.07 hereof and the definition of “Permitted Investments;”

(3)                                  so long as no Default or Event of Default shall have occurred or is continuing or shall result therefrom, the payment of (A) customary management, consulting and monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed $5,000,000 plus all reasonable out-of-pocket expenses and customary indemnities related to any such activities and (B) one-time termination fee approved by a majority of the Board of Directors of the Issuer in good faith payable to the Sponsors upon a Change of Control or a public Equity Offering;

(4)                                  the payment of customary fees paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Issuer, any of its direct or indirect parent corporations or any Restricted Subsidiary;

(5)                                  so long as no Default or Event of Default shall have occurred or is continuing or shall result therefrom, payments by the Issuer or any Restricted Subsidiary to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by the Issuer in good faith;

(6)                                  transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;

(7)                                  payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent corporations or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory arrangements which are, in each case, approved by a majority of the Issuer in good faith;

(8)                                  any agreement, instrument or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the holders in any material respect as reasonably determined by the Issuer);

(9)                                  the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect;

(10)                            the Transactions and the payment of all fees and expenses related to the Transactions, in each case as disclosed in the Offering Circular;

(11)                            transactions with easterners, financial advisors, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and the Restricted Subsidiaries, in the reasonable determination of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(12)                            sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

(13)                            the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, manager, officer, employee or consultant.

Section 4.12   Liens.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures any Indebtedness of any kind on any asset or property now owned or hereafter acquired, except Permitted Liens, unless (I) in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the Notes or such Guarantee of a Guarantor are secured by a Lien on such property or assets that is senior in priority to such Liens; and (2) in all other cases, the Notes or such Guarantee of a Guarantor are equally and ratably secured; provided that any Lien which is granted to secure the Notes under this Section 4.12 shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Notes.

Section 4.13   Limitation on Issuances and Sales of Equity Interests of Broker-Dealer Restricted Subsidiaries.

The Issuer will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, issue, lease or otherwise dispose of any Equity Interests of any Broker-Dealer Restricted Subsidiary which is not a Guarantor to any Person (other than to the Company or another Wholly-Owned Restricted Subsidiary of the Company), unless (a) after giving effect to such transfer, conveyance, sale, lease or other disposition, either (x) such Broker-Dealer Restricted Subsidiary remains (A) an Unlimited Restricted Subsidiary or (B) a Restricted Subsidiary, so long as before and after giving effect to such transaction, the Leverage Ratio of the Issuer and its Restricted Subsidiaries is less than 4.5 to 1.0) or (y) the Issuer and its Restricted Subsidiaries cease to own any Equity Interests of such Broker-Dealer Restricted Subsidiary, and (b) such transfer, conveyance, sale, lease or other disposition shall be made in accordance with the provisions of Section 4.10; provided, however, that this Section 4.13 shall not restrict any pledge of Capital Stock of the Company and its Restricted Subsidiaries securing Indebtedness under the Credit Facilities or other Indebtedness permitted to be secured by Section 4.12.

Section 4.14   Corporate Existence.

Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a)           its corporate existence, and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary; and

(b)           the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15   Offer to Repurchase Upon Change of Control.

(a)           If a Change of Control occurs, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a price in cash (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest to the date of purchase, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

(1)                                  that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered pursuant to such Change of Control Offer, will be accepted for payment;

(2)                                  the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                  that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)                                  that, unless the issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)                                  that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                  that Holders will be entitled to withdraw their tendered Notes and their election to require the issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and

(7)                                  that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through. the facilities of DTC, subject to its rules and regulations.

The Issuer will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4,15, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 3.09 hereof or this Section 4.15 by virtue of such compliance.

(b)           On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1)                                  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                  deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted. together with an Officer’s Certificate stating that such Notes or portions of Notes have been tendered to and purchased by the Issuer.

The Paying Agent will promptly mail to each Holder of Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)           Notwithstanding anything to the contrary in this Section 4.15, the Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 4.16   Additional Guarantees.

The Issuer will cause each Restricted Subsidiary that is a Domestic Subsidiary, unless such Subsidiary is a Receivables Subsidiary or a Restricted Subsidiary that cannot guarantee the Notes as a result of any statute or any order, rule or regulation of any court or governmental or regulatory agency, body or authority having jurisdiction over such Restricted Subsidiary or any of its properties (provided that if the Issuer or any of its Restricted Subsidiaries requests that any such court or governmental or regulatory agency, body or authority permit such Restricted Subsidiary to guarantee any Indebtedness of the Issuer or any of its Restricted Subsidiaries, such request shall include a request for permission to guarantee the Notes), that

(1)                                  guarantees any Indebtedness of the Issuer or any of its Restricted Subsidiaries; or

(2)                                  incurs any Indebtedness or issues any shares of Disqualified Stock permitted to be incurred or issued pursuant to clause (1) Section 4.09(b) hereof to execute and deliver to the Trustee, the form of which is attached as Exhibit F hereto, a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes or a Guarantee. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantee shall be released in accordance with Section 4.17 hereof. The form of such Guarantee is attached as Exhibit E hereto.

Section 4.17   Release of Guarantees.

A Guarantee of a Guarantor will be automatically released and no further action is required for the release of such Guarantor’s Guarantee, upon:

(1)                                  the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of the applicable Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture;

(A)                              the Issuer designating such Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.07 hereof and the definition of “Unrestricted Subsidiary;” and
(B)                                in the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Notes pursuant to this Section 4.17, the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer or such Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Notes; and

(2)                                  in the case of clause (1)(A) above, such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer.

A Guarantee also will be automatically released if such Subsidiary is released from its guarantees of the Credit Agreement and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer, which results in the obligation to guarantee the Notes.

Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof; each Guarantor will be released and relieved of any obligations under its Guarantee.

Section 4.18   Limitations on Sale and Leaseback Transactions.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that the Issuer may enter into a sale and leaseback transaction if the Issuer could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test described in the first sentence under Section 4.09 hereof.

Section 4.19   Limitation on Layering.

Notwithstanding anything to the contrary, the Issuer shall not, and shall net permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Permitted Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Issuers or such Guarantor, as the case may be, unless such Indebtedness is either:

(a)           equal in right of payment with the Notes or such Guarantor’s Guarantee of the Notes, as the case may be; or

(b)           expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, as the case may be.

For the purposes of this Indenture, Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Debt merely because it is unsecured, and Senior Debt is not deemed to be subordinated or junior to any other Senior Debt merely because it has a junior priority with respect to the same collateral; provided, however, that notwithstanding the foregoing, until the Disposition Date (unless otherwise consented by the GSMP Group), any Secured Debt which is, by its express terms, subordinated as to rights to receive proceeds of collateral to any other Secured Debt of such Guarantor secured in whole or in part by the same collateral shall not be permitted.

Section 4.20   Restrictions on Activities of Holdings.

(a)           Holdings shall not (i) engage in any business other than direct ownership of all of the Equity Interests of the Issuer and activities incidental or reasonably related thereto, other than (A) the performance of its obligations under and in connection with the Credit Agreement, this Indenture, the Mezzanine Purchase Agreement, the GS&Co Purchase Agreement and the Notes, (8) actions incidental to the consummation of the Transactions, (C) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (D) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Issuer, (E) the performance of the Transaction Documents, (F) any public offering of its common stock or any other issuance of its Capital Stock not prohibited by this Indenture, including the costs,, fees and expenses related thereto, (G) any transaction that Holdings is permitted to enter into or consummate under this Article 4 including making any Restricted Payment permitted by Section 4.07 or holding any cash received in connection with Restricted Payments made by the Issuer in accordance with Section 4,07 pending application thereof by Holdings in the manner contemplated by Section 4.07, (H) incurring fees, costs and expenses relating to overhead and general operating including, without limitation, professional fees for legal, tax and accounting issues, (I) providing indemnification to officers and directors and as otherwise permitted in this Indenture and (J) actions expressly permitted to be taken by them pursuant to this Section 4.20, (ii) make or permit to remain outstanding any Investment, except for Investments in the Equity Interests of the Issuer and property or assets acquired and immediately contributed to the Issuer or (iii) own or hold or agree to own or hold any property or asset other than the Equity Interests of the Issuer and cash or Cash Equivalents, and property or assets acquired and immediately contributed to the Issuer.

(b)           Holdings shall not transfer, convey, sell, lease or otherwise dispose of any Equity Interests of the Issuer to any Person; provided, however, that this sentence shall not apply to (x) any pledge of Capital Stock of the Issuer to the extent required under the Credit Agreement or any other agreement governing Secured Debt permitted hereunder and (y) foreclosure on such Equity Interests pursuant to the Credit Agreement or any other agreement governing Secured Debt permitted hereunder. Holdings shall not permit the Issuer to issue any Equity Interests to any Person other than Holdings.

Section 4.21   Suspension of Covenants.

(a)           During any period of time that: (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the following provisions of this Indenture:

(1)                                  Section 4.07;

(2)                                  Section 4.08;

(3)                                  Section 4.09;

(4)                                  Section 4.10;

(5)                                  Section 4.11;

(6)                                  Section 4.13;

(7)                                  Section 4.18 and

(8)                                  Clause 4 of Section 5.01(a) (collectively, the “Suspended Covenants”).

(b)           Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be set at zero. In addition, the Guarantees of the Guarantors will also be suspended as of such date (the “Suspension Date”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(1)                                  On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 4.09(a) hereof or one of the clauses set forth in Section 4.09(b) hereof (to the extent such Indebtedness or Disqualified Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock would not be so permitted to be incurred or issued pursuant to

Section 4.09(a) or (b) hereof, such Indebtedness Or Disqualified Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of Section 4.09(b) hereof. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 hereof will be made as though Section 4.07 hereof had been in effect since the Issue Date and throughout the Suspension Period, Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a) hereof.

(2)                                  The Issuer shall deliver promptly to the Trustee an Officer’s Certificate notifying it of any such occurrence under this Section 4.21.

Section 4.22   Payments for Consents.

Neither the Issuer nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes in consideration for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is concurrently offered to be paid or is concurrently paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE 5
SUCCESSORS

Section 5.01   Merger, Consolidation, or Sa1e of Assets.

(a)           the Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving entity, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets in one or more related transactions, to another Person, unless:

(1)                                  either:

(A)                              the Issuer is the surviving company; or
(B)                                the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2)                                  the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction, no Default or Event of Default exists; and

(4)                                  immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period:

(A)                              the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or
(B)                                the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such transaction;

(5)                                  each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(b)(l)(B) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes; and

(6)                                  the Issuer shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4):

(A)                              any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer, and
(B)                                the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the guarantor or the Issuer in another State of the United States so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

(b)           Subject to Section 4.17 hereof, each Guarantor will not, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:

(1)

(A)                              such Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B)                                the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
(C)                                immediately after such transaction no Default or Event of Default exists; and
(D)                               the Issuer shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2)                                  the transaction is made in compliance with Section 4.10 hereof.

(c)           Notwithstanding the foregoing, the mergers contemplated by the Transaction Agreement will be permitted without compliance with this Section 5.01. Subject to certain limitations described in this Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

Section 5.02   Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “the Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that the Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01   Events of Default.

Each of the following is an “Event of Default”:

(a)           default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture;

(b)           default for 30 days (or, until the Disposition Date (unless the GSMP Group consents to a longer period not to exceed 30 days), 5 days) or more in the payment when due of interest on or any other amount with respect to the Notes issued under the Indenture whether or not such payment is prohibited by the provisions of Article 10 hereof;

(c)           (A) failure by the Issuer to comply with its obligations under Section 4.15 hereof or Article 5 (with respect to the Issuer only) hereof or (B) failure by Holdings, the Issuer or any Restricted Subsidiary of the Issuer, for 60 days after receipt of written notice given by the Trustee or the Holders of at least 35% in principal amount of the Notes then outstanding, to comply with any of its other agreements under this Indenture or the Notes to the extent such failure does not otherwise constitute a Default under clause (a), (b) or (c)(A); provided that, notwithstanding anything to the contrary in the foregoing clause (B), until the Disposition Date (unless the GSMP Group consents to longer grace periods not to exceed those provided in the foregoing clause (B), failure of Holdings, the Issuer or any Restricted Subsidiary of the Issuer to comply with their respective obligations (x) under Sections 4.07 through 4.13, inclusive, 4.18, through 4.20, inclusive, and Article 5 (other than with respect to the Issuer) shall result in an Event of Default upon the occurrence of such failure and (y) under any other provision of this Indenture or the Notes (to the extent such failure does not otherwise constitute a Default under clauses (a), (b) or (c)(A)) shall result in an Event of Default after such failure continues for 30 days after receipt of written notice given by the Trustee or the GSMP Group;

(d)           default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary, other than Indebtedness owed to the Issuer or a Restricted Subsidiary by a Person which is neither the Issuer nor its Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(1)                                  such default (I) in the case of any Senior Debt, either (i) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity or (II) in the case of any other Indebtedness, continues beyond its applicable period of grace; and

(2)                                  the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness subject to clause (A) above, aggregates $25.0 million or more at any one time outstanding;

(e)           until the Disposition Date (unless waived by the GSMP Group), (A) failure by the Issuer for 30 days after receipt of written notice given by one or more Initial Purchasers to comply with any of its covenants and other agreements in the Mezzanine Purchase Agreement or (B) failure of any representation, warranty, certification or statement made or deemed to have been made by or on behalf of the Issuer or by any of its officers or employees in any statement or certificate at any time given by or on behalf of the Issuer in writing pursuant to the Mezzanine Purchase Agreement to be true and correct in any material respect on the date as of which made;

(f)            failure by the Issuer or any of its Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(g)           the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(1)                                  commences a voluntary case,

(2)                                  consents to the entry of an order for relief against it in an involuntary case,

(3)                                  consents to the appointment of a custodian of it or for all or substantially all of its property,

(4)                                  makes a general assignment for the benefit of its creditors, or

(5)                                  generally is not paying its debts as they become due;

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)                                  is for relief against the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(2)                                  appoints a custodian of the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or

(3)                                  orders the liquidation of the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(i)            the Guarantee of any Significant Subsidiary (or any group of subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related Indenture or the release of any such Guarantee in accordance with this Indenture; or

(j)            Holdings ceases to own 100% of the issued and outstanding Equity Interests of the Issuer.

In the event of any Event of Default specified in clause (d) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(x)                                   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(y)                                 the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z)                                   if the default that is the basis for such Event of Default has been cured.

Section 6.01   Acceleration.

In the case of an Event of Default specified in clause (g) or (h) of Section 6.01 hereof, with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 35% in principal amount of the then outstanding Notes issued under this Indenture (provided that with respect to the Defaults applicable only prior to the Disposition Date, such percentage must include the GSMP Group) may declare the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding Notes issued under this Indenture to be due and payable immediately or if the Credit Agreement remains outstanding, upon the first to occur of an acceleration under the Credit Agreement and five Business Days after receipt by the Issuer and the Representative under the Credit Agreement of a notice of acceleration pursuant to this Section 6.02 but only if such Event of Default is then continuing.

Upon the effectiveness such declaration, such principal and interest shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequence, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03   Other Remedies.

If, at any time prior to the first day on which the Initial Purchasers shall fail to own at least a majority in aggregate principal amount of the Notes then outstanding (exclusive of any Notes held by the Issuer or any of its Affiliates), unless waived by the Initial Purchasers, a default in the payment when due of interest on, principal of, or premium, if any, on, the Notes or an Event of Default has occurred and is continuing, then in each case the Notes will accrue interest at the stated interest rate on the Notes plus the Default Interest Rate until such time as no such Default or such Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable) or the Disposition Date. At any other time, any amounts payable under or in respect of the Notes not paid when due will accrue interest at the stated interest rate on the Notes plus the Default Interest Rate until such time as such amounts are paid in full, including any interest thereon (to the extent that the payment of such overdue interest shall be legally enforceable). Default Interest shall be payable in cash on demand.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04   Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, any Notes held by a non-consenting Holder (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05   Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06   Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           such Holder gives to the Trustee written notice that an Event of Default is continuing;

(b)           Holders of at least 35% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(e)           during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07   Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08   Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09   Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10   Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:   to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:   to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:   to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11   Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01   Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)                                  the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be. read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                  the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent. required by law.

Section 7.02   Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an. Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04   Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05   Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06   Reports by Trustee to Holders of the Notes.

(a)           Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)           A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuer and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuer will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07   Compensation and Indemnity.

(a)           The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)           The Issuer and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)           To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services

(including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)            The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08   Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10 hereof;

(2)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                  a custodian or public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09   Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10   Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11   Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 3.11(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Guarantees issued under this Indenture upon compliance with the conditions set forth below in this Article 8.

Section 8.02   Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders of Notes issued under this Indenture to receive payments in respect of the principal of, premium,. if any, and interest on such Notes when such payments are due solely out of the trust referred to in Section 8.04 hereof;

(b)           the Issuer’s obligations with respect to Notes issued under this Indenture concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(d)           this Section 8.02.

Subject to compliance with this Article 8, the Issuer may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03   Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8,03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20 hereof and clauses (3) and (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding„ for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuer and each of the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6,01(c) through 6.01(f) hereof will not constitute Events of Default.

Section 8.04   Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(a)           the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes issued under this Indenture on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on the Notes;

(b)           in the case of an election under Section 8.02 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:

(1)                                  the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)                                  since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the ease if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 8.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit;

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any guarantor is bound;

(f)            the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

(g)           the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(h)           the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05   Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything herein to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 12.01(b)(1) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge.

Section 8.06   Repayment to the Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, or interest on, any Note and remaining unclaimed for two years after such principal, premium, or interest has become due and payable shall be paid to the Issuer or (if then held by the Issuer will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the Borough of Manhattan, City of New York, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07   Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer make any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee may amend or supplement this Indenture or the Notes or the Guarantees without the consent of any Holder of Note:

(a)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(b)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)           to comply with Section 5.01 hereof;

(d)           to provide the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(e)           to make any change that would provide any additional rights or benefits to the Holders;

(f)            to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

(g)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(h)           to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof; or

(i)            to add a Guarantor under this Indenture.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, an additional Guarantor may be added pursuant to a supplemental indenture, and no Opinion of Counsel or Officer’s Certificate shall be required.

Section 9.02   With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.16 hereof) and the Notes and the Guarantees with the consent of-the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this, Indenture or the Notes or the Guarantees. However, without the consent of each Holder affected (subject to the Issuer’s rights under Section 3.10 hereof), an amendment, supplement or waiver under this Section 9.02 may not:

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of or change the used maturity of any Note or alter or waive the provisions with respect to the redemption of the Notes (other than the provisions of Section 4.15 hereof);

(c)           reduce the rate of or change the time for payment of interest on any Note;

(d)           waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any guarantee which cannot be amended or modified without the consent of all Holders;

(e)           make any Note payable in money other than that stated in the Notes;

(f)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest on the Notes;

(g)           make any change in these amendment and waiver provisions; or

(h)           impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Section 9.03   Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04   Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05   Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06   Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
SUBORDINATION OF NOTES

Section 10.01   Notes Subordinated to Senior Debt.

Notwithstanding anything to the contrary contained herein, the Issuer, for itself and its successors, and each Holder, by his or her acceptance of Notes, agrees that the payment of all Obligations owing to the Holders in respect of the Notes is subordinated, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Obligations on Senior Debt (including the Obligations with respect to the Credit Agreement, whether outstanding on the Issue Date or thereafter incurred and including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such amount would be allowed in such proceeding). Notwithstanding the foregoing, the Holders may receive and retain Permitted Junior Securities and payments and distributions made relating to the Notes from the trust established pursuant to Article 8 or 12 shall not be so subordinated in right of payment, so long as the conditions specified in Article 8 or 12 (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Agreement or any other Senior Debt) with respect to the trust established pursuant to Article 8 or 12 are satisfied cm the date of any deposit pursuant to said trust.

This Article 10 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 10.02   Suspension of Payment When Designated Senior Debt Is in Default.

(a)           If any default occurs and is continuing beyond any applicable grace period when payment is due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or fees or other amounts payable with respect to, any Designated Senior Debt (a “Payment Default”), then no payment or distribution of any kind or character shall be made by or on behalf of the Issuer or any other Person on its or their behalf with respect to any Obligations on or relating to the Notes or to acquire, defease or redeem any of the Notes for cash or assets or otherwise unless the default has been cured or waived; provided, however, that the Issuer may pay the Notes without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representative of the holders of such Designated Senior Debt.

(b)           If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (without further notice or the passage of time, other than notice of acceleration) (a “Non-Payment Default”) and if the Representative for the respective issue of Designated Senior Debt gives notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a “Payment Blockage Notice”), then during the period (the “Payment Blockage Period”) beginning upon the delivery of such Payment Blockage Notice and ending on the earlier of the 179th day after such delivery and the date on which (x) such Non-Payment Default with respect to such Designated Senior Debt has been cured or waived or ceases to exist, (y) all Designated Senior Debt with respect to which any such event of default has occurred and is continuing is discharged or paid in full in cash, or (z) the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period (unless the maturity of any Designated Senior Debt has been accelerated or a Payment Default exists), neither the Issuer nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on or with respect to the Notes (except that Holders may receive and retain Permitted Junior Securities and payments from trusts described in Article 8 or 12) or (y) acquire, defease or redeem any of the Notes for cash or assets or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.02(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants. for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) and all scheduled payments of principal, interest and premium, if any, on the Notes that have come due have been paid full in cash.

(c)           The foregoing Sections 10.02(a) and (b) shall not apply to (x) payments and distributions made relating to the Notes from the trust established pursuant to Article 8 or 12, so long as the conditions specified in Article 8 or 12 (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Agreement or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (y) payment of Permitted Junior Securities. In addition, Holders may also receive and retain Permitted Junior Securities.

(d)           In the event that any payment or distribution shall be received by the Trustee or any Holder when such payment or distribution is prohibited by the foregoing provisions of this Section 10.02, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Issuer and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes (and such Holders may receive such payments only to the extent then permitted to do so by Sections 10.02(a) and (b)).

Section 10.03   Notes Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of the Issuer.

(a)           Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or its assets, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on or relating to the Notes (except that Holders may receive and retain Permitted Junior Securities and payments from the trusts described in Article 8 or 12), or for the acquisition, defeasance or redemption of any of the Notes for cash or assets or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities (other than Permitted Junior Securities and payments from the trusts described in Article 8 or 12), to which the Holders or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

(b)           To the extent any payment of Senior Debt (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Issuer’s obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash, shall have no force or effect for purposes of the subordination provisions contained in this Article 10, with any turnover of payments as otherwise calculated pursuant to this Article 10 to be made as if no such diminution had occurred.

(c)           In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities (other than Permitted Junior Securities and payments from the trusts described in Article 8 or 12), shall be received by the Trustee or any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(d)           The consolidation of the Issuer with, or the merger of the Issuer with or into, another corporation, partnership, trust or limited liability company or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all of its assets, to another corporation, partnership, trust or limited liability company upon the terms and conditions provided in Article 5 hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Issuer’s obligations hereunder in accordance with Article 5 hereof.

Section 10.04   Payments May Be Made Prior to Dissolution.

Nothing contained in this Article 10 or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer of the Trustee shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section 10.07 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.02 and/or 10.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 10.02 and Section 10.03). The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuer, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

Section 10.05   Holders to be Subrogated to Rights of Holders of Senior Debt.

Subject to the payment in full in cash of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, assets or securities of the Issuer applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Issuer, or by or on behalf of the Holders by virtue of this Article 10, which otherwise would have been made to the Holders shall, as between the Issuer and the Holders, be deemed to be a payment by the Issuer to or on account of the Senior Debt, it being understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

Section 10.06   Obligations of the Issuer Unconditional.

Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Issuer, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, assets or securities of the Issuer received upon the exercise of any such remedy.

Section 10.07   Notice to Trustee.

The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 10, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article 10 or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Issuer, or from a holder of Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 10.07 to establish that such notice has been given by a holder of Senior Debt (or a trustee thereof).

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.08   Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Issuer referred to in this Article 10, the Trustee, subject to the provisions of Article 7 hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.09   Trustee’s Relation to Senior Debt.

The Trustee and any agent of the Issuer or the Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

Section 10.10   Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Debt.

No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

Section 10.11   Noteholders Authorize Trustee To Effectuate Subordination of Notes.

Each Holder by its acceptance of Notes authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Article 10, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Issuer, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 10.12   This Article 10 Not To Prevent Events of Default.

The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article 10 will not be construed as preventing the occurrence of an Event of Default.

Section 10.13   Trustee’s Compensation Not Prejudiced.

Nothing in this Article 10 will apply to amounts due to the Trustee for its own account (other than payments of Obligations owing to Holders in respect of Notes) pursuant to other Sections of this Indenture.

ARTICLE 11
GUARANTEES

Section 11.01   Guarantee.

(a)           Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1)                                  the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)           Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(e)           Any release of a Guarantee shall be governed by Section 4.17 hereof.

Section 11.02   Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03   Subordination of Guarantees

The obligations of each Guarantor under its Guarantee pursuant to this Article 11 shall be junior and subordinated to the prior payment in full in cash or Cash Equivalents of Guarantor Senior Debt on the same basis as the Notes are junior and subordinated to Senior Debt of the Issuer. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including. Article 10 hereof.

Section 11.04   Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee; after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Issuer or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.16 hereof, the Issuer will cause such Domestic Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 11, to the extent applicable.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01   Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when either:

(a)           all such Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b)

(1)                                  all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)                                  no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to this Indenture or the Notes issued hereunder has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is or any Guarantor is a party or by which the Issuer is or any Guarantor is bound;

(3)                                  the Issuer has paid or caused to be paid all sums payable by them under this Indenture; and

(4)                                  the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (1) of clause (b) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02   Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying. Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Notwithstanding anything in Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(b) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

ARTICLE 13
MISCELLANEOUS

Section 13.01   Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by electronic transmission or first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

LPL Holdings, Inc.
1 Beacon Street
22nd Floor
Boston, MA 02108
Attention: Stephanie Brown
Fax: (617) 556-2811

With copies to:

Texas Pacific Group
301 Commerce Street
Suite 3300
Fort Worth, TX 76102
Attention: Richard Schifter
Fax: (415) 743-1501

Hellman & Friedman LLC
One Maritime Plaza, 12th Floor
San Francisco, CA 94111
Attention: Jeffrey Goldstein
Fax: (415) 835-5408

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Stephan Feder
Fax: (212) 455-2502

If to the Trustee:

Wells Fargo Bank, N.A.
Corporate Trust Services
MAC N9303-120
Sixth Street & Marquette Avenue
Minneapolis, MN 55479
Attention: Lynn Steiner
Fax: (612) 667-9825

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.

If a notice or communication is mailed in the manner provided above within the tithe prescribed, it is duly given, whether or not the addressee receives it.

Notices given by publication (where permitted by this Indenture) will be deemed given on the first day on which publication is made.

If the Issuer mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

Section 13.02   Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.03   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a)           an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.05   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06   No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, manager, officer, employee, incorporator or stockholder of the Issuer, LPL Holdings, Inc., or any Guarantor or any of their parent companies will have any liability for any obligations of the Issuer, LPL Holdings, Inc., or the Guarantors under the Notes, the Guarantees and this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.07   Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

Section 13.08   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.09   Successors.

All agreements of the Issuer in this Indenture and the Notes will bind their successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors.

Section 13.10   Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.11   Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.12   Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of December 28, 2005

LPL HOLDINGS, INC.

By:	/s/ Stephanie L. Brown
Name: Stephanie L. Brown
Title: Secretary

WELLS FARGO BANK, NA., as Trustee

By:
Name: Lynn M. Steiner
Title: Vice President

GUARANTORS:

BD INVESTMENT HOLDINGS INC.

By:
Name:
Title:

GLENOAK, LLC

By:	/s/ Stephanie L. Brown
Name: Stephanie L. Brown
Title: Secretary

INDEPENDENT ADVISERS GROUP CORPORATION

By:	/s/ Stephanie L. Brown
Name: Stephanie L. Brown
Title: Secretary

LINSCO/PRIVATE LEDGER INSURANCE ASSOCIATES, INC.

By:	/s/ Stephanie L. Brown
Name: Stephanie L. Brown
Title: Vice President

Signature Page to Indenture

SIGNATURES

Dated as of December 28, 2005

LPL HOLDINGS, INC.

By:
Name:
Title:

WELLS FARGO BANK, NA., as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

GUARANTORS:

BD INVESTMENT HOLDINGS INC.

By:
Name:
Title:

GLENOAK, LLC

By:
Name:
Title:

INDEPENDENT ADVISERS GROUP CORPORATION

By:
Name:
Title:

SIGNATURES

Dated as of December 28, 2005

LPL HOLDINGS, INC.

By:
Name:
Title:

WELLS FARGO BANK, NA., as Trustee

By:
Name: Lynn M. Steiner
Title: Vice President

GUARANTORS:

BD INVESTMENT HOLDINGS INC.

By:	/s/ Allen B. Thorpe
Name: Allen B. Thorpe
Title: President

GLENOAK, LLC

By:
Name:
Title:

INDEPENDENT ADVISERS GROUP CORPORATION

By:
Name:
Title:

LINSCO/PRIVATE LEDGER INSURANCE ASSOCIATES, INC.

By:
Name:
Title:

Signature Page to Indenture

EXHIBIT AI

[Face of Note]

10.75% Senior Subordinated Notes due 2015

CUSIP No. 50212Y AA 2                                                                                                                                               $550,000,000

ISIN NO. US50212YAA29

LPL HOLDINGS, INC.

promises to pay to Cede & Co., or registered assigns,

the principal sum of FIVE HUNDRED AND FIFTY MILLION DOLLARS on December 15, 2015.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:  ________ __, 200_

LPL HOLDINGS, INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, N.A.
as Trustee

By:
Authorized Signatory

Dated: _________ __, 200_

[Back of Note)
10.75% Senior Subordinated Notes due 2015

THE NOTE EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                  INTEREST. LPL Holdings, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 10,75% per annum from December 28, 2005 until maturity. The Issuer will pay interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2006. If, at any time prior to the first day on which the Initial Purchasers shall fail to own at least a majority in aggregate principal amount of the Notes then outstanding (exclusive of any Notes then held by the Issuer or any of its Affiliates), unless waived by the Initial Purchasers, a default in the payment when due of interest on, principal of, or premium, if any, on, the Notes or an Event of Default has occurred and is continuing, then in each case this Note will accrue interest at the stated interest rate on this Note plus the Default Interest Rate until such time as no such Default or such Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable). At any other time, any amounts payable under or in respect of this Note not paid when due will accrue interest at the stated interest rate on this Note plus the Default Interest Rate until such time as such overdue amounts are paid in full, including any interest thereon (to the extent that the payment of such interest shall be legally enforceable). Default Interest shall be payable in cash on demand. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

(2)                                  METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December I next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

(3)                                  PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

(4)                                  INDENTURE. The Issuer issued the Notes under an Indenture dated as of December 28, 2005 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuer. The Indenture limits the aggregate principal amount of Notes that may be issued thereunder to $550.0 million, except as provided in Section 2.07 thereof.

(5)                                  OPTIONAL REDEMPTION.

(a)                                  Except as set forth in subparagraph (b), (c) and (d) of this Paragraph 5, the Issuer will not have the option to redeem the Notes prior to December 15, 2009. From and after December 15, 2009, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by electronic transmission or first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2009	105.375%
2010	103.583%
2011	101.792%
2012 and thereafter	100.000%

(b)                                 Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 15, 2008, the Issuer may, at its option, redeem up to 40% of the original aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 110.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net proceeds of one or more common stock public Equity Offerings of the Issuer or any direct or indirect parent of the Issuer to the extent such proceeds are contributed to the Issuer; provided that at least 60% of the sum of the original aggregate principal amount of Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at their discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(c)                                  Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 15, 2009, the Issuer may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice electronically transmitted or mailed by first class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(d)                                 Until the Disposition Date (unless otherwise consented by the GSMP Group), each redemption pursuant to this Section 3.07 shall relate to an aggregate principal amount of Notes of at least the lesser of (a) $5.0 million and (b) the remaining outstanding principal amount of the Notes.

(6)                                  MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)                                  REPURCHASE AT THE OPTION OF HOLDER.

(a)                                  If there is a Change of Control, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest to the date of purchase, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)                                 If the Issuer or a Restricted Subsidiary of the Issuer consummates any Asset Sales, within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer will commence an offer to all Holders of Notes and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (other than with respect to Hedging Obligations) (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, unless prohibited by the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder Elect Purchase” attached to the Notes.

(8)                                  NOTICE OF REDEMPTION. Notice of redemption will be electronically transmitted or mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes. are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of 1,000, unless all of the Notes held by a Holder are to be redeemed.

(9)                                  SUBORDINATION. The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

(10)                            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(11)                            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(12)                            AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of then outstanding Notes voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Section 5.01 of the Indenture, to provide for the assumption of the Issuer’s or any Guarantors’ obligations to the Holders, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, to add covenants for the benefit of the Holders or to sun ender any right or power conferred upon the Issuer, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof. The Issuer shall have the right to replace, under certain circumstances described in the Indenture, a Non-Consenting Holder at 101% of aggregate principal amount of Notes held by such Non-Consenting Holder, plus all accrued and unpaid interest on such Notes to the date of the replacement.

(13)                            DEFAULTS AND REMEDIES. Events of Default include: (i) at any time prior to the first day on which the Initial Purchasers shall fail to own at least 50% in aggregate principal amount of the Notes then outstanding (disregarding any Notes then held by the Issuer or any of its Affiliates) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under the Indenture; (ii) default for 30 days (or, until the Disposition Date (unless the GSMP Group consents to a longer period not to exceed 30 days), 5 days) or more in the payment when due of interest on or any other amount with respect to the Notes issued under the Indenture whether or not such payment is prohibited by the subordination provisions of the Indenture; (iii) failure by the Issuer to make a required Change of Control Offer; (iv) failure to comply with the provisions in the Indenture relating to mergers, consolidations and sales of all or substantially all assets, in each case of the Issuer; (v) failure by Holdings, the Issuer or any Restricted Subsidiary of the Issuer for 60 days after receipt of written notice given by the Trustee or the Holders of at least 35% in principal amount of the Notes then outstanding and issued under the Indenture to comply with its other agreements or the Notes; provided that, until the Disposition Date (unless the GSMP Group consents to a longer period not to exceed the grace periods provided in the foregoing clause (v), failure of Holdings, the Issuer or any Restricted Subsidiary of the Issuer to comply with their respective obligations (x) under Sections 4.07 through 4.13, inclusive, 4.18 through 4.20, inclusive, and Article 5 of the Indenture shall result in an Event of Default upon the occurrence of such failure and (y) under any other provision of the Indenture or the Notes (to the extent such failure does not otherwise constitute a Default under clauses (a), (b) or (c)(A)) shall result in an Event of Default after such failure continues for 30 days after receipt of written notice given by the Trustee or the GSMP Group; (vi) (x) default under certain other agreements relating to Senior Debt, which default either relates to a payment default at maturity or results in the acceleration of such Senior Debt prior to its express maturity or (y) default under certain other agreements relating to other Indebtedness, which default continues beyond its applicable grace period, and in each case when the Indebtedness so defaulted under these clauses (x) and (y) relate to an aggregate principal amount of $25.0 million or more; (vii) until the Disposition Date (unless waived by the GSMP Group), (a) failure by the Issuer for 30 days after receipt of written notice given by one or more Initial Purchasers to comply with any of the covenants and other agreements in the Mezzanine Purchase Agreement or (b) inaccuracy of any representation, warranty, certification or statement made by or on behalf of the Issuer pursuant to the Mezzanine Purchase Agreement on the date made and for at least 15 days thereafter; (viii) failure to pay certain final judgments for the payment of money in excess of $25.0 million that remain undischarged for a period of 60 days; (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuer or any of its Subsidiaries that is a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary; (x) except as permitted by the indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor’s Guarantee; or (xi) Holdings shall cease at any time to own 100% of the Equity Interests of the Issuer. If any Event of Default occurs and is continuing, the Trustee or the. Holders of at least 35% in principal amount of the then outstanding Notes issued under the Indenture (provided that with respect to the Defaults applicable only until the Disposition Date, such percentage must include the GSMP Group) may declare the principal, premium, if any, interest and any other monetary obligations of all the then outstanding Notes issued under the Indenture to be due and payable immediately or if the Credit Agreement remains outstanding, upon the first to occur of an acceleration under the Credit Agreement and five Business Days after receipt by the Issuer and the Representative under the Credit Agreement of a notice of acceleration pursuant to the Indenture but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture by notice to the Trustee may, on behalf of the Holders of all of such Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, premium, if any, or the principal of any such Note held by a non-consenting Holder; provided that Holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture may rescind an acceleration and its consequences. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer will deliver to the Trustee as soon as possible after any Officer has actual knowledge of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

(14)                            TRUSTEE DEALINGS WITH THE ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(15)                            NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator or stockholder of the Issuer, LPL Holdings, Inc., or any Guarantor or any of their parent companies will have any liability for any obligations of the Issuer, LPL Holdings, Inc., or the Guarantors under the Notes, the Guarantees and the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(16)                            AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)                            ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)                            CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)                            GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

The Issuer
One Beacon Street, 22nd Floor
Boston, Massachusetts 02108
Attention: Stephanie Brown
Fax: 617-556-2811

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this
Note to:

(Insert assignee’s legal name)

                                                                                                                                                                                                                                (Insert assignee’s soc, sec. or tax I.D. no.

(Print or type assignee’s name, address and zip code)

and irrevocably
appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him,

Date:

Your
Signature:
(Sign exactly as your name appears on the face of this Note)

Signature
Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10      ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your
Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification
No.:

Signature
Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or Increase}	Signature of authorized officer of Trustee or Custodian

*              This Schedule should be included only if the Note is issued in global form

EXHIBIT A2

[Face of Regulation S Temporary Global Note]

10.75% Senior Subordinated Notes due 2015

CUSIP No. U5462T AA 1                                                                                                                                                           $0.00

ISIN No. USU5462TAA17

LPL HOLDINGS, INC.

promises to pay to CEDE & CO. or registered asses,

the principal sum of ZERO DOLLARS on December 15, 2015.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:  ________ __, 200_

LPL HOLDINGS, INC.

By:
Name:
Title:
This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Signatory
Dated: ________ __, 200_

[Back of Regulation S Temporary Global Note]
10.75% Senior Subordinated Notes due 2015

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933,.ÁS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO. AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4)

TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN

ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                  INTEREST. INTEREST. LPL Holdings, Inc., a Delaware corporation (the “Issuer’), promises to pay interest on the principal amount of this Note at 10.75% per annum from December 28, 2005 until maturity. The Issuer will pay interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2006. If, at any time prior to the first day on which the Initial Purchasers shall fail to own at least a majority in aggregate principal amount of the Notes then outstanding (exclusive of any Notes then held by the Issuer or any of its Affiliates), unless waived by the Initial Purchasers, a default in the payment when due of interest on, principal of, or premium, if any, on, the Notes or an Event of Default has occurred and is continuing, then in each case this Note will accrue interest at the stated interest rate on this Note plus the Default Interest Rate until such time as no such Default or such Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable). At any other time, any amounts payable under or in respect of this Note not paid when due will accrue interest at the stated interest rate on this Note plus the Default Interest Rate until such time as such overdue amounts are paid in full, including any interest thereon (to the extent that the payment of such interest shall be legally enforceable). Default Interest shall be payable in cash on demand. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

(2)                                  METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

(3)                                  PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

(4)                                  INDENTURE. The Issuer issued the Notes under an Indenture dated as of December 28, 2005 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuer. The Indenture limits the aggregate principal amount of Notes that may be issued thereunder to $550.0 million, except as provided in Section 2.07 thereof.

(5)                                  OPTIONAL REDEMPTION.

(a)                                  Except as set forth in subparagraph (b), (c) and (d) of this Paragraph 5, the Issuer will not have the option to redeem the Notes prior to December 15, 2009. From and after December 15, 2009, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by electronically transmit or first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2009	105.375%
2010	103.583%
2011	101.792%
2012 and thereafter	100.000%

(b)                                 Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 15, 2008, the Issuer may, at its option, redeem up to 40% of the original aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 110.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net proceeds of one or more common stock public Equity Offerings of the Issuer or any direct or indirect parent of the Issuer to the extent such proceeds are contributed to the issuer; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at their discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(c)                                  Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 15, 2009, the Issuer may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice electronically transmitted or mailed by first class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (the “Redemption Date’), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(d)                                 Until the Disposition Date (unless otherwise consented by the GSMP Group), each redemption pursuant to this Section 3.07 shall relate to an aggregate principal amount of Notes of at least the lesser of (a) $5.0 million and (b) the remaining outstanding principal amount of the Notes.

(6)                                  MANDATORY REDEMPTION.

The Issuer is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)                                  REPURCHASE AT THE OPTION OF HOLDER.

(a)                                  If there is a Change of Control, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest to the date of purchase, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)                                 If the Issuer or a Restricted Subsidiary of the Issuer consummates any Asset Sales, within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer will commence an offer to all Holders of Notes and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (other than with respect to Hedging Obligations) (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof; plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate. amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, unless prohibited by the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis with adjustments so that only Notes in multiple of $1,000 principal amount will be purchased based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)                                  NOTICE OF REDEMPTION. Notice of redemption will be electronically transmitted or mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of 1,000, unless all of the Notes held by a Holder are to be redeemed.

(9)                                  SUBORDINATION. The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Note is issued subject to the provisions of the Indenture with respect thereto, Each, Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

(10)                            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

(11)                            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(12)                            AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of then outstanding Notes voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Section 5.01 of the Indenture, to provide for the assumption of the Issuer’s or any Guarantors’ obligations to the Holders, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof.

(13)                            DEFAULTS AND REMEDIES. Events of Default include: (i) at any time prior to the first day on which the Initial Purchasers shall fail to own at least 50% in aggregate principal amount of the Notes then outstanding (disregarding any Notes then held by the Issuer or any of its Affiliates) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under the Indenture; (ii) default for 30 days (or, until the Disposition Date (unless the GSMP Group consents to a longer period not to exceed 30 days), 5 days) or more in the payment when due of interest on or any other amount with respect to the Notes issued under the Indenture whether or not such payment is prohibited by the subordination provisions of the Indenture; (iii) failure by the Issuer to make a required Change of Control Offer; (iv) failure to comply with the provisions in the Indenture relating to mergers, consolidations and sales of all or substantially all assets, in each case of the Issuer; (v) failure by Holdings, the Issuer or any Restricted Subsidiary of the

Issuer for 60 days after receipt of written notice given by the Trustee or the Holders of at least 35% in principal amount of the Notes then outstanding and issued under the Indenture to comply with its other agreements or the Notes; provided that, until the Disposition Date (unless the GSMP Group consents to a longer period not to exceed the grace periods provided in the foregoing clause (v), failure of Holdings, the Issuer or any Restricted Subsidiary of the Issuer to comply with their respective obligations (x) under Sections 4.07 through 4.13, inclusive, 4.18 through 4.20, inclusive, and Article 5 of the Indenture shall result in an Event of Default upon the occurrence of such failure and (y) under any other provision of the Indenture or the Notes (to the extent such failure does not otherwise constitute a Default under clauses (a), (b) or (c)(A)) shall result in an Event of Default after such failure continues for 30 days after receipt of written notice given by the Trustee or the GSMP Group; (vi) (x) default under certain other agreements relating to Senior Debt, which default either relates to a payment default at maturity or results in the acceleration of such Senior Debt prior to its express maturity or (y) default under certain other agreements relating to other Indebtedness, which default continues beyond its applicable grace period, and in each case when the Indebtedness so defaulted under these clauses (x) and (y) relate to an aggregate principal amount of $25.0 million or more; (vii) until Disposition Date (unless waived by the GSMP Group), (a) failure by the Issuer for 30 days after receipt of written notice given by one or. more Initial Purchasers to comply with any of the covenants and other agreements in the Mezzanine Purchase Agreement or (b) inaccuracy of any representation, warranty, certification or statement made by or on behalf of the Issuer pursuant to the Mezzanine Purchase Agreement on the date made and for at least 15 days thereafter; (viii) failure to pay certain final judgments for the payment of money in excess of $25.0 million that remain undischarged for a period of 60 days; (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuer or any of its Subsidiaries that is a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary; (x) except as permitted by the Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor’s Guarantee; or (xi) Holdings shall cease at any time to own 100% of the Equity Interests of the Issuer. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 35% in principal amount of the then outstanding Notes issued under the Indenture (provided that with respect to the Defaults applicable only until the Disposition Date, such percentage must include the GSMP Group) may declare the principal, premium, if any, interest and any other monetary obligations of all the then outstanding Notes issued under the Indenture to be due and payable immediately or if the Credit Agreement remains outstanding, upon the first to occur of an acceleration under the Credit Agreement and five Business Days after receipt by the Issuer and the Representative under the Credit Agreement of a notice of acceleration pursuant to the Indenture but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising front certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture by notice to the Trustee may, on behalf of the Holders of all of such Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, premium, if any, or the principal of any such Note held by a non-consenting Holder; provided that Holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture may rescind an acceleration and its consequences. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer will deliver to the Trustee as soon as possible after any Officer has actual knowledge of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

(14)                            TRUSTEE DEALINGS WITH THE ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(15)                            NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator or stockholder of the Issuer, LPL Holdings, Inc., or any Guarantor or any of their parent companies will have any liability for any obligations of the Issuer, LPL Holdings, Inc., or the Guarantors under the Notes, the Guarantees and the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(16)                            AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)                            ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)                            CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)                            GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

The Issuer
One Beacon Street, 22nd Floor
Boston, Massachusetts 02108
Attention: Stephanie Brown
Fax: 617-556-2811

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this
Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.

(Print or type assignee’s name, address and zip code)

and irrevocably
appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him,

Date:
Your
Signature:
(Sign exactly as your name appears on the face of this Note)
Signature
Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10            ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
Date:

Your
Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification
No.:

Signature
Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or Increase}	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

The Issuer
One Beacon Street, 22nd Floor
Boston, Massachusetts 02108
Attention: Stephanie Brown
Fax: 617-556-2811

Wells Fargo Bank, N.A.
Corporate Trust Services
MAC N9303-120
Sixth Street & Marquette Avenue
Minneapolis, MN 55479

Re:  10.75 % Senior Notes due 2015

Reference is hereby made to the Indenture, dated as of December 28, 2005 (the “Indenture”), between the Issuer, a Delaware limited liability company (the “Issuer”) and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $               in such Note[s] or interests (the “Transfer”), to                              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

1.             ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.             ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.             ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)             such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)             such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)             such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)             such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the

Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.             ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)           ☐  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Nate will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           ☐  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities Laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           ☐  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted. Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)  a beneficial interest in the:

(i)            ☐            144A Global Note (CUSIP                ), or

(ii)           ☐            Regulation S Global Note (CUSIP                   ), or

(iii)          ☐            IAI Global Note (CUSIP                 ); or

(b)           ☐            a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           ☐            a beneficial interest in the:

(i)            ☐            144A Global Note (CUSIP                 ), or

(ii)           ☐            Regulation S Global Note (CUSIP                 ), or

(iii)          ☐            IAI Global Note (CUSIP                 ); or

(iv)          ☐            Unrestricted Global Note (CUSIP                 ); or.

(b)                        a Restricted Definitive Note; or

(c)                        an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

The Issuer
One Beacon Street, 22nd Floor
Boston, Massachusetts 02108
Attention: Stephanie Brown
Fax: 617-556-2811

Wells Fargo Bank, N.A.
Corporate Trust Services
MAC N9303-120
Sixth Street & Marquette Avenue
Minneapolis, MN 55479

Re: 10.75% Senior Notes due 2015

(CUSIP                )

Reference is hereby made to the Indenture, dated as of December 28, 2005 (the “Indenture”), between the Issuer, a Delaware limited liability company (the “`Issuer”) and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)           ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐  Cheek if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the. Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required. in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement. Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)           ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] “144A Global Note, “Regulation S Global Note,” IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the

Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

The Issuer
One Beacon Street, 22nd Floor
Boston, Massachusetts 02108
Attention: Stephanie Brown
Fax: 617-556-2811

Wells Fargo Bank, N.A.
Corporate Trust Services
MAC N9303-120
Sixth Street & Marquette Avenue
Minneapolis, MN 55479
Re: 10.75% Senior Notes due 2015

Reference is hereby made to the Indenture, dated as of December 28, 2005 (the “Indenture”),between the Issuer, a Delaware limited liability company (the “Issuer”) and Wells Fargo Bank, NA., as trustee. Capitalized tours used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                 aggregate principal amount of:

(a)           ☐ a beneficial interest in a Global Note, or

(b)           ☐ a Definitive Note,

we confirm that:

1.             We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act,

(D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:
Dated:

EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 28, 2005 (the “Indenture”) between the Issuer, a Delaware limited liability company (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to this Guarantee and the indenture are expressly set forth in Section 4.15, Section 4.17 and Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (e) appoints the Trustee attorney-in-fact of such Holder for such purpose.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                          , 20   , among                                  (the “Guaranteeing Subsidiary”), the Issuer, a Delaware limited liability company (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 28, 2005 providing for the issuance of 10.75% Senior Subordinated Notes due 2015 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(a)           CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)           AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Section 4.16, Section 4.17 and Article 11 thereof.

(c)           NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

(d)           NEW YORK LAW TO GOVERN. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

(e)           COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed. copy shall be an original, but all of them together represent the same agreement.

(f)            EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

(g)           THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.